Exhibit 4.1

Execution Version

DISH DBS CORPORATION

5.25% Senior SECURED Notes due 2026

5.75% Senior SECURED Notes due 2028

SECURED INDENTURE

Dated as of November 26, 2021

U.S. Bank National Association

TRUSTEE

and

COLLATERAL AGENT

CROSS-REFERENCE TABLE

TIA Section	Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	7.10
	(b)	7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 13.02
	(d)	7.06
314	(a)	4.03
	(a)(4)	4.04
	(b)	N/A
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N/A
	(d)	N/A
	(e)	13.05
	(f)	N/A
315	(a)	7.01(b)
	(b)	7.05; 13.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
	(c)	2.13
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	13.01
	(c)	13.01

N/A means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Secured Indenture.

Page

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions	1

SECTION 1.02.	Other Definitions	21

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act	21

SECTION 1.04.	Rules of Construction	22

ARTICLE 2

THE SECURED NOTES

ARTICLE 3

REDEMPTION

SECTION 3.01.	Notices to Trustee	38

SECTION 3.02.	Selection of Secured Notes to Be Redeemed	39

SECTION 3.03.	Notice of Redemption	39

SECTION 3.04.	Effect of Notice of Redemption	40

(continued)

Page

SECTION 3.05.	Deposit of Redemption Price	40

SECTION 3.06.	Secured Notes Redeemed in Part	40

SECTION 3.07.	Optional Redemption	41

SECTION 3.08.	Offer to Purchase by Application of Excess Proceeds	43

ARTICLE 4

COVENANTS

(continued)

Page

SECTION 4.23.	After-Acquired Collateral; Further Assurances	71

SECTION 4.24.	Information Regarding Collateral	72

ARTICLE 5

SUCCESSORS

SECTION 5.01.	Merger, Consolidation, or Sale of Assets of the Company	72

SECTION 5.02.	Successor Corporation Substituted	73

ARTICLE 6

DEFAULTS AND REMEDIES

ARTICLE 7

TRUSTEE

(continued)

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

ARTICLE 10

COLLATERAL AND SECURITY

SECTION 10.01.	Collateral and Security Documents	92

SECTION 10.02.	Recordings and Opinions	94

SECTION 10.03.	Release of Collateral	94

(continued)

ARTICLE 11

SUBORDINATION

SECTION 11.01.	Subordination with Respect to the Intercompany Loan	105

ARTICLE 12

GUARANTEES

ARTICLE 13

MISCELLANEOUS

v

(continued)

EXHIBITS

EXHIBIT A-1 FORM OF 2026 SECURED NOTE

EXHIBIT A-2 FORM OF 2028 SECURED NOTE

EXHIBIT B FORM OF GUARANTEE

EXHIBIT C FORM OF CERTIFICATE OF TRANSFER

EXHIBIT D FORM OF CERTIFICATE OF EXCHANGE

SECURED INDENTURE, dated as of November 26, 2021, among DISH DBS Corporation, a Colorado corporation (the “Company”), the Guarantors (as hereinafter defined) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), and the Collateral Agent (as hereinafter defined).

The Company, the Guarantors, the Trustee, and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 5.25% Senior Secured Notes due 2026 (the “2026 Secured Notes”) and 5.75% Senior Secured Notes due 2028 (the “2028 Secured Notes”). The 2026 Secured Notes and the 2028 Secured Notes will be issued as a separate series of Secured Notes as provided in this Secured Indenture.

RECITALS

The Company and the Guarantors have duly authorized the execution and delivery of this Secured Indenture to provide for the issuance of the Secured Notes and the Guarantees.

All things necessary (i) to make the Secured Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company and delivered hereunder, the valid obligations of the Company, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid obligations of the Guarantors, and (iii) to make this Secured Indenture a valid agreement of the Company and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Secured Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Secured Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.      Definitions.

“144A Global Secured Note” means, for each series of Secured Notes, one or more Global Secured Notes substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, as applicable, bearing the Global Secured Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are initially equal to the outstanding principal amount of the Secured Notes initially sold by the Company in reliance on Rule 144A.

“2012 DDBS Ten-Year Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2022 issued by the Company.

“2012 DDBS Ten-Year Notes Indenture” means the indenture dated as of May 16, 2012 relating to the 5.875% Senior Notes due 2022 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2012 December DDBS Notes” means the $1,500,000,000 aggregate principal original issue amount of 5% Senior Notes due 2023 issued by the Company.

“2012 December DDBS Notes Indenture” means the indenture dated as of December 27, 2012 relating to the 5% Senior Notes due 2023 between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2014 DDBS Notes” means the $2,000,000,000 aggregate principal original issue amount of 5.875% Senior Notes due 2024 issued by the Company.

“2014 DDBS Notes Indenture” means the indenture dated as of November 4, 2014 relating to the 5.875% Senior Notes due 2024 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2016 DDBS Notes” means the $2,000,000,000 aggregate principal issue amount of 7.75% Senior Notes due 2026 issued by the Company.

“2016 DDBS Notes Indenture” means the indenture dated as of June 13, 2016 relating to the 7.75% Senior Notes due 2026 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2020 DDBS Notes” means the $1,000,000,000 aggregate principal issue amount of 7.375% Senior Notes due 2028 issued by the Company.

“2020 DDBS Notes Indenture” means the indenture dated as of July 1, 2020 relating to the 7.375% Senior Notes due 2028 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“2021 DDBS Notes” means the $1,500,000,000 aggregate principal issue amount of 5.125% Senior Notes due 2029 issued by the Company.

“2021 DDBS Notes Indenture” means the indenture dated as of May 24, 2021 relating to the 5.125% Senior Notes due 2029 between the Company and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time.

“Accounts Receivable Subsidiary” means one Unrestricted Subsidiary of the Company specifically designated as an Accounts Receivable Subsidiary for the purpose of financing the Company’s accounts receivable; provided that any such designation shall not be deemed to prohibit the Company from financing accounts receivable through any other entity, including, without limitation, any other Unrestricted Subsidiary.

“Accounts Receivable Subsidiary Notes” means the notes to be issued by the Accounts Receivable Subsidiary for the purchase of accounts receivable.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such specified Person in connection with the acquisition of assets, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Acquired Subscriber” means a subscriber to a telecommunications service provided by a telecommunications service provider that is not an Affiliate of the Company at the time the Company or one of its Restricted Subsidiaries purchases the right to provide telecommunications services to such subscriber from such telecommunications service provider, whether directly or through the acquisition of the entity providing telecommunications services or assets used or to be used to provide telecommunications service to such subscriber.

“Acquired Subscriber Debt” means (i) Indebtedness, the proceeds of which are used to pay the purchase price for Acquired Subscribers or to acquire the entity which has the right to provide telecommunications services to such Acquired Subscribers or to acquire from such entity or an Affiliate of such entity assets used or to be used in connection with such telecommunications business; provided that such Indebtedness is incurred within three years after the date of the acquisition of such Acquired Subscriber and (ii) Acquired Debt of any such entity being acquired; provided that in no event shall the amount of such Indebtedness and Acquired Debt for any Acquired Subscriber exceed the sum of the actual purchase price (inclusive of such Acquired Debt) for such Acquired Subscriber, such entity and such assets plus the cost of converting such Acquired Subscriber to usage of a delivery format for telecommunications services made available by the Company or any of its Restricted Subsidiaries.

“Additional Secured Notes” means additional notes as may be issued from time to time under this Secured Indenture, subject to the limitations set forth under (x) Section 4.09 of this Secured Indenture without regard to clause (b)(1) of Section 4.09 of this Secured Indenture and (y) clause (c) of the definition of “Permitted Liens.”

“Additional Secured Obligations” means pari passu Indebtedness of the Company or any Guarantor permitted to be incurred under Section 4.09 of this Secured Indenture and “Permitted Liens” and designated in writing by the Company as Indebtedness to be secured on a pari passu basis by a Lien granted to the Collateral Agent on the Collateral which is permitted by this Secured Indenture; provided that the Authorized Representative (as such term is defined in the Security Documents) of such Additional Secured Obligation executes a joinder agreement to the Security Documents in the form attached thereto agreeing to be bound thereby.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of DISH Network or the Company or an officer of DISH Network or the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to DISH Network, the Company or any of their respective Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Secured Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within twelve months after the date of acquisition; and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means: (a) any transaction or series of transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Equity Interest of DISH Network Corporation; or (b) the first day on which a majority of the members of the Board of Directors of DISH Network Corporation are not Continuing Directors.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Collateral” means all of the property and assets whether now owned or hereafter acquired, in each case, in which Liens are, from time to time, purported to be granted to secure the Obligations under the Secured Notes and the Guarantees pursuant to the Security Documents, other than Excluded Property.

“Collateral Agent” means, the Person (initially, U.S. Bank National Association), acting as Collateral Agent for the holders of Indebtedness secured by the Security Documents, until a successor replaces it and thereafter means such successor.

“Communications Act” means the Communications Act of 1934, as amended.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted in computing Consolidated Net Income: (a) provision for taxes based on income or profits; (b) Consolidated Interest Expense; (c) depreciation and amortization (including amortization of goodwill and other intangibles) of such Person for such period; and (d) any extraordinary loss and any net loss realized in connection with any Asset Sale, in each case, on a consolidated basis determined in accordance with GAAP; provided that Consolidated Cash Flow shall not include interest income derived from the net proceeds of the Offering.

“Consolidated Interest Expense” means, with respect to any Person for any period, consolidated interest expense of such Person for such period, whether paid or accrued, including amortization of original issue discount and deferred financing costs, non-cash interest payments and the interest component of Finance Lease Obligations, on a consolidated basis determined in accordance with GAAP; provided, however, that with respect to the calculation of the consolidated interest expense of the Company, the interest expense of Unrestricted Subsidiaries shall be excluded.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries or, if such Person is the Company, of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that: (a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, in the case of a gain, or to the extent of any contributions or other payments by the referent Person, in the case of a loss; (b) the Net Income of any Person that is a Subsidiary that is not a Wholly Owned Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person; (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (d) the Net Income of any Subsidiary of such Person shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; and (e) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person, the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of such Person and its consolidated Subsidiaries as of the end of the most recently ended fiscal quarter and computed in accordance with GAAP.

“Consolidated Net Worth” means, with respect to any Person, the sum of: (a) the stockholders’ equity of such Person; plus (b) the amount reported on such Person’s most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less: (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Secured Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; and (ii) all unamortized debt discount and expense and unamortized deferred charges, all of the foregoing determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of DISH Network Corporation who: (a) was a member of such Board of Directors on the date of this Secured Indenture; or (b) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or (c) was nominated for election or elected by the Principal and his Related Parties.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.02 of this Secured Indenture, such other address as to which the Trustee may give notice to the Company or the designated corporate trust office of any successor trustee.

“Custodian” means the Trustee, as custodian with respect to the Global Secured Notes, or any successor entity thereto.

“DBS” means direct broadcast satellite.

“DDBS Notes” means the 2012 DDBS Ten-Year Notes, the 2012 December DDBS Notes, the 2014 DDBS Notes, the 2016 DDBS Notes, the 2020 DDBS Notes and the 2021 DDBS Notes.

“DDBS Notes Indentures” means the 2012 DDBS Ten-Year Notes Indenture, the 2012 December DDBS Notes Indenture, the 2014 DDBS Notes Indenture, the 2016 DDBS Notes Indenture, the 2020 DDBS Notes Indenture and the 2021 DDBS Notes Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deferred Payments” means Indebtedness owed to satellite construction or launch contractors incurred after the date of this Secured Indenture in connection with the construction or launch of one or more satellites of the Company or its Restricted Subsidiaries used by the Company and/or them in the businesses described in Section 4.16 of this Secured Indenture in an aggregate principal amount not to exceed $400 million at any one time outstanding.

“Definitive Secured Note” means, for each series of Secured Notes, a certificated Secured Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 of this Secured Indenture, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, except that such Secured Note shall not bear the Global Secured Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Secured Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision of this Secured Indenture.

“Destruction” means any damage to, loss or destruction of any portion of any satellite resulting in Net Insurance Proceeds of $5,000,000 or more.

“DISH” means the DISH® branded pay-TV service of the Company and its Subsidiaries.

“DISH Network” means DISH Network Corporation, a Nevada corporation, together with each Wholly Owned Subsidiary of DISH Network that beneficially owns 100% of the Equity Interests of the Company, but only so long as DISH Network beneficially owns 100% of the Equity Interests of such Subsidiary.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Secured Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the Secured Notes have been paid in full.

“DNLLC” means DISH Network L.L.C., a Colorado limited liability company.

“DTLLC” means DISH Technologies L.L.C., a Colorado limited liability company.

“EchoStar” means EchoStar Corporation, a Nevada corporation.

“EchoStar I” means the Company’s high-powered direct broadcast satellite as identified in DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2011 and consolidated financial statements included therein.

“EchoStar II” means the Company’s high-powered direct broadcast satellite identified in DISH Network’s Annual Report on Form 10-K for the year ended December 31, 2008 and consolidated financial statements included therein.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated Investment Grade at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Property” has the meaning set forth in the Security Agreement.

“Existing Indebtedness” means the Secured Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date of this Secured Indenture until such amounts are repaid.

“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.

“Finance Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Secured Indenture shall utilize GAAP as in effect on the date of this Secured Indenture.

“Global Secured Note Legend” means the legend set forth in Section 2.01 of this Secured Indenture, which is required to be placed on all Global Secured Notes issued under this Secured Indenture.

“Global Secured Notes” means, individually and collectively, each of the Restricted Global Secured Notes and the Unrestricted Global Secured Notes for each series of Secured Notes, substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, as applicable, issued in accordance with Section 2.01 or 2.06 of this Secured Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Grantors” means the Company and the Guarantors.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Secured Notes.

“Guarantor” means any entity that executes a Guarantee of the obligations of the Company under the Secured Notes, and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Secured Note is registered.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases) or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indebtedness to Cash Flow Ratio” means, with respect to any Person, the ratio of: (a) the Indebtedness of such Person and its Subsidiaries (or, if such Person is the Company, of the Company and its Restricted Subsidiaries) as of the end of the most recently ended fiscal quarter, plus the amount of any Indebtedness incurred subsequent to the end of such fiscal quarter; to (b) such Person’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur (the “Measurement Period”); provided, however, that if such Person or any of its Subsidiaries (or, if such Person is the Company, any of its Restricted Subsidiaries) consummates an acquisition, merger or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of the Measurement Period for which the calculation of the Indebtedness to Cash Flow Ratio is made, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such transaction(s) as if the same had occurred at the beginning of the applicable period.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Secured Note through a Participant.

“Initial Purchasers” means, with respect to the Secured Notes, Deutsche Bank Securities Inc. J.P. Morgan Securities LLC and Guggenheim Securities, LLC.

“Initial Secured Notes” means the Company’s $2,750,000,000 aggregate principal amount of 2026 Secured Notes and $2,500,000,000 aggregate principal amount of 2028 Secured Notes issued under this Secured Indenture on the Issue Date.

“Investment Grade” means, with respect to a security, that such security is rated at least BBB- or higher by S&P or Baa3 or higher by Moody’s (or, in the event of change in ratings systems, the equivalent of such ratings by S&P or Moody’s), or the equivalent rating of another nationally recognized statistical rating organization.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means November 26, 2021, the date of original issuance of the Secured Notes.

“Intercompany Loan” means that certain Loan and Security Agreement, dated as of the date hereof, by and between DISH DBS Corporation, as lender, and DISH Network Corporation, as borrower.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, at a place of payment or in the state in which the Corporate Trust Office is located are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper or corporate securities maturing not more than 18 months after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with an Investment Grade rating, at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Maximum Secured Amount” means 2.75 times the Trailing Cash Flow Amount, or, if greater and (i) following a Fall Away Event or (ii) during a period in which covenants do not apply as a result of the occurrence of the event described in the second paragraph of Section 4.21 of this Secured Indenture, 15% of the Company’s Consolidated Net Tangible Assets.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss) and excluding any unusual gain (but not loss) relating to recovery of insurance proceeds on satellites, together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Company or any Restricted Subsidiary as a result of the Destruction or Taking of all or any portion of any satellite forming part of the Collateral, net of:

(1)            reasonable out-of-pocket expenses and fees relating to such Destruction (including, without limitation, expenses of attorneys and insurance adjusters);

(2)            repayment of Indebtedness that is secured by the property or assets that are the subject of such Destruction pursuant to a Lien that is permitted by this Secured Indenture to be prior to any Lien securing the Secured Notes;

(3)            provision for all income or other taxes measured by or resulting from such Destruction;

(4)            provision for payments to Persons who own an interest in the satellite (including any transponder thereon) in accordance with the terms of the agreement(s) governing the ownership of such Person (other than provision for payments to insurance carriers required to be made based on projected future revenues expected to be generated from such satellite in the good faith determination of the Company); and

(5)            deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the satellite that was the subject of the Destruction.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets. Net Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by the Company or any Restricted Subsidiary to cash.

“Non-Core Assets” means: (1) all intangible present and possible future authorizations, rights, interests and other intangible assets related to all “western” DBS orbital locations other than the 148 degree orbital slot (as the term “western” is used by the FCC) held by the Company and/or any of its Subsidiaries at any time; (2) all intangible present and possible future authorizations, rights, interests and other intangible assets related to the fixed satellite service in the Ku-band, extended Ku-band, Ka-band and C-band held by the Company and/or any of its Subsidiaries at any time; (3) all present and possible future intangible authorizations, rights, interests and other intangible assets related to any mobile satellite service held by the Company and/or any of its Subsidiaries at any time; (4) all present and possible future intangible authorizations, rights, interests and other intangible assets related to local multi-point distribution service; and (5) any Subsidiary of the Company the assets of which consist solely of (i) any combination of the foregoing and (ii) other assets to the extent permitted under the provision described under the second paragraph of Section 4.19 of this Secured Indenture.

“Non-Recourse Indebtedness” of any Person means Indebtedness of such Person that: (i) is not guaranteed by any other Person (except a Wholly Owned Subsidiary of the referent Person); (ii) is not recourse to and does not obligate any other Person (except a Wholly Owned Subsidiary of the referent Person) in any way; (iii) does not subject any property or assets of any other Person (except a Wholly Owned Subsidiary of the referent Person), directly or indirectly, contingently or otherwise, to the satisfaction thereof, and (iv) is not required by GAAP to be reflected on the financial statements of any other Person (other than a Subsidiary of the referent Person) prepared in accordance with GAAP.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes Secured Parties” has the meaning set forth in the Security Agreement.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering” means the offering of the Secured Notes pursuant to the Offering Memorandum.

“Offering Memorandum” means the Offering Memorandum, dated as of November 10, 2021, relating to and used in connection with the Offering.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company, any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Investments” means: (a) Investments in the Company or in a Wholly Owned Restricted Subsidiary that is a Guarantor; (b) Investments in Cash Equivalents and Marketable Securities; and (c) Investments by the Company or any of its Subsidiaries in a Person if, as a result of such Investment: (i) such Person becomes a Wholly Owned Restricted Subsidiary and becomes a Guarantor, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary that is a Guarantor; provided that if at any time a Restricted Subsidiary of the Company shall cease to be a Subsidiary of the Company, the Company shall be deemed to have made a Restricted Investment in the amount of its remaining investment, if any, in such former Subsidiary.

“Permitted Liens” means:

(a)            Liens securing the Secured Notes issued on the Issue Date and Liens securing any Guarantee;

(b)            Liens securing the Deferred Payments;

(c)          Liens securing any Indebtedness permitted under Section 4.09 of this Secured Indenture; provided that such Liens under this clause (c) shall not secure Indebtedness in an amount exceeding the Maximum Secured Amount at the time that such Lien is incurred;

(d)             Liens securing Purchase Money Indebtedness; provided that such Indebtedness was permitted to be incurred by the terms of this Secured Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired;

(e)           Liens securing Indebtedness the proceeds of which are used to develop, construct, launch or insure any satellites other than EchoStar I and EchoStar II; provided that such Indebtedness was permitted to be incurred by the terms of this Secured Indenture and such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than such satellites being developed, constructed, launched or insured, and to the related licenses, permits and construction, launch and TT&C contracts;

(f)            Liens on orbital slots, licenses and other assets and rights of the Company, provided that such orbital slots, licenses and other assets and rights relate solely to the satellites referred to in clause (e) of this definition;

(g)            Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(h)          Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary;” provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(i)            Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

(j)            Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(k)             Liens existing on the Issue Date;

(l)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(m)            Liens incurred in the ordinary course of the business of the Company or any of its Restricted Subsidiaries (including, without limitation, Liens securing Purchase Money Indebtedness) with respect to obligations that do not exceed $100 million in principal amount in the aggregate at any one time outstanding;

(n)           Liens securing Indebtedness in an amount not to exceed $50 million incurred pursuant to clause (11) of the second paragraph of Section 4.09 of this Secured Indenture;

(o)          Liens on any asset of the Company or any of its Restricted Subsidiaries securing Indebtedness in an amount not to exceed $50 million;

(p)         Liens securing Indebtedness permitted under clause (12) of the second paragraph of Section 4.09 of this Secured Indenture; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(q)            any interest or title of a lessor under any Finance Lease Obligations; provided that such Finance Lease Obligation is permitted under the other provisions of this Secured Indenture;

(r)            [Reserved];

(s)       Liens on assets that would not (other than as a result of this clause (s)) constitute Collateral not provided for in clauses (a) through (r) above, securing Indebtedness incurred in compliance with the terms of this Secured Indenture; provided that the Secured Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided further that to the extent that such Lien secured Indebtedness that is subordinated to the Secured Notes, such Lien shall be subordinated to and be later in priority than the Secured Notes on the same basis; and

(t)            extensions, renewals or refundings of any Liens referred to in clauses (a) through (q) above; provided that (i) any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced and (ii) any extension, renewal or refunding of a Lien originally incurred pursuant to clause (c) above shall not secure Indebtedness in an amount greater than the Maximum Secured Amount at the time of such extension, renewal or refunding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Preferred Equity Interest,” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Principal” means Charles W. Ergen.

“Private Placement Legend” means the legend set forth in Section 2.01 of this Secured Indenture to be placed on all Secured Notes issued under this Secured Indenture except where otherwise permitted by the provisions of this Secured Indenture.

“Purchase Money Indebtedness” means (i) Indebtedness of the Company, or any Guarantor incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or Guarantors): (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets; and (b) to the extent that no more than $50 million of such Indebtedness at any one time outstanding is recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets, other than the assets so purchased; and (ii) Indebtedness of the Company or any Guarantor which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” or “Rating Agencies” means: (a) S&P; (b) Moody’s; or (c) if S&P or Moody’s or both shall not make a rating of the Secured Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date from and after the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company’s good faith judgment, is expected to result in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control or abandonment of the expected Change of Control transaction (which period shall be extended so long as the rating of the Secured Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the Secured Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the Secured Notes.

“Receivables Trust” means a trust organized solely for the purpose of securitizing the accounts receivable held by the Accounts Receivable Subsidiary that: (a) shall not engage in any business other than (i) the purchase of accounts receivable or participation interests therein from the Accounts Receivable Subsidiary and the servicing thereof, (ii) the issuance of and distribution of payments with respect to the securities permitted to be issued under clause (b) below and (iii) other activities incidental to the foregoing; (b) shall not at any time incur Indebtedness or issue any securities, except (i) certificates representing undivided interests in the trust issued to the Accounts Receivable Subsidiary and (ii) debt securities issued in an arm’s length transaction for consideration solely in the form of cash and Cash Equivalents, all of which (net of any issuance fees and expenses) shall promptly be paid to the Accounts Receivable Subsidiary; and (c) shall distribute to the Accounts Receivable Subsidiary as a distribution on the Accounts Receivable Subsidiary’s beneficial interest in the trust no less frequently than once every six months all available cash and Cash Equivalents held by it, to the extent not required for reasonable operating expenses or reserves therefor or to service any securities issued pursuant to clause (b) above that are not held by the Accounts Receivable Subsidiary.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Secured Note” means, for each series of Secured Notes, one or more Global Secured Notes substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, bearing the Global Secured Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, which, in the aggregate, are equal to the outstanding principal amount of the Secured Notes initially sold by the Company in reliance on Rule 903 of Regulation S.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any vice president, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Secured Note” means a Definitive Secured Note bearing the Private Placement Legend.

“Restricted Global Secured Note” means a Global Secured Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than Permitted Investments.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof, other than Unrestricted Subsidiaries.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Satellite Receiver” means any satellite receiver capable of receiving programming from the DISH service.

“SEC” means the Securities and Exchange Commission.

“Secured Indenture” means this Secured Indenture, as amended or supplemented from time to time.

“Secured Notes” means the Initial Secured Notes and any other notes issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 of this Secured Indenture treated as a single class of securities with the applicable series of Initial Secured Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of November 26, 2021, among the Company, the Guarantors and the Collateral Agent, (as amended, restated, modified, supplemented, extended or replaced from time to time).

“Security Documents” means, collectively:

(1)            the Security Agreement;

(2)            any mortgages after the Issue Date (as amended, restated, modified, supplemented, extended or replaced from time to time), among the Company or the applicable Guarantor and the Collateral Agent;

(3)            all other security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the holders in any or all of the Collateral.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“Taking” means any taking of the Collateral or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use of the Collateral or any portion thereof, by any governmental authority, civil or military.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date of this Secured Indenture, except as provided in Section 9.03 of this Secured Indenture.

“Trailing Cash Flow Amount” means the Consolidated Cash Flow of the Company during the most recent four fiscal quarters of the Company for which financial statements are available; provided that if the Company or any of its Restricted Subsidiaries consummates a merger, acquisition or other business combination or an Asset Sale or other disposition of assets subsequent to the commencement of such period but prior to or contemporaneously with the event for which the calculation of Trailing Cash Flow Amount is made, then Trailing Cash Flow Amount shall be calculated giving pro forma effect to such material acquisition or Asset Sale or other disposition of assets, as if the same had occurred at the beginning of the applicable period.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Secured Indenture and thereafter means the successor serving hereunder.

“TT&C” means telemetry, tracking and control.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Unrestricted Definitive Secured Note” means one or more Definitive Secured Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Secured Note” means, for each series of Secured Notes, a permanent Global Secured Note substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, that bears the Global Secured Note Legend and that has the “Schedule of Exchanges of Interests in the Global Secured Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) Wright Travel Corporation, DISH Real Estate Corporation V, WS Acquisition L.L.C. and Echosphere De Mexico S. De R.L. De C.V.; and (B) any Subsidiary of the Company designated as an Unrestricted Subsidiary in a resolution of the Board of Directors:

(a)            no portion of the Indebtedness or any other obligation (contingent or otherwise) of which, immediately after such designation: (i) is guaranteed by the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary); (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary) in any way; or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than another Unrestricted Subsidiary), directly or indirectly, contingently or otherwise, to satisfaction thereof;

(b)            with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement, understanding or is subject to an obligation of any kind, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(c)            with which neither the Company nor any other Subsidiary of the Company (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock or other Equity Interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results;

provided, however, that neither DNLLC nor Echosphere L.L.C. may be designated as an Unrestricted Subsidiary. If at any time after the date of this Secured Indenture the Company designates an additional Subsidiary (other than DTLLC or a Subsidiary that constitutes a Non-Core Asset) as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee no later than ten business days following a request from the Trustee, which certificate shall cover the six months preceding the date of the request) of such Subsidiary and to have incurred all Indebtedness of such Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary of the Company if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary of the Company that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such Person, directly or indirectly.

“Wireless Business” means DISH Network and its relevant Subsidiaries’ (i) provision of prepaid and postpaid wireless communications, data and other services to subscribers, and (ii) commercialization of wireless spectrum licenses including through the cloud-native, Open Radio Access Network-based 5G network being developed by DISH Network Corporation and its Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“2026 Secured Notes”	Preamble
“2028 Secured Notes”	Preamble
“Action”	10.09
“Affiliate Transaction”	4.11
“Asset Sale”	4.10(b)
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15(b)
“Company”	Preamble
“Covenant Defeasance”	8.03
“DTC”	2.01
“DTLLC Amount Due”	4.19(a)
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	3.08
“Fall Away Event”	4.21
“Fall Away Covenants”	4.21
“incur”	4.09
“Legal Defeasance”	8.02
“Make-Whole Premium”	3.07
“Non-Core Asset Amount Due”	4.19(a)
“Offer Amount”	3.08
“Offer Period”	3.08
“Paying Agent”	2.03
“Payment Default”	6.01(f)
“Payout”	4.19
“Permitted Refinancing”	4.09(12)(C)
“Purchase Date”	3.08
“Refinancing Indebtedness”	4.09(12)
“Registrar”	2.03
“Restricted Payments”	4.07(e)
“Security Document Order”	10.09
“Suspension Period”	4.12
“Treasury Yield”	3.07

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

Whenever this Secured Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Secured Indenture.

The following TIA terms used in this Secured Indenture have the following meanings:

“indenture securities” means the Secured Notes;

“indenture security Holder” means a Holder of a Secured Note;

“indenture to be qualified” means this Secured Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Secured Notes means each of the Company and any successor obligor upon the Secured Notes.

All other terms used in this Secured Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and in the plural include the singular; and

(5)            provisions apply to successive events and transactions.

ARTICLE 2

THE SECURED NOTES

SECTION 2.01. Form and Dating.

The Secured Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto, in the case of the 2026 Secured Notes, and Exhibit A-2 hereto, in the case of 2028 Secured Notes, the terms of which are incorporated in and made a part of this Secured Indenture. The Secured Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Secured Note shall be dated the date of its authentication. The Secured Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Secured Notes shall initially be issued in the form of one or more Global Secured Notes and The Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Secured Note shall (i) be registered in the name of the Depositary for such Global Secured Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Secured Note Legend”) substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURED NOTE IS A GLOBAL SECURED NOTE WITHIN THE MEANING OF THE SECURED INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURED NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SECURED INDENTURE, AND NO TRANSFER OF THIS SECURED NOTE (OTHER THAN A TRANSFER OF THIS SECURED NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SECURED INDENTURE.

Except as permitted by Section 2.06(g) of this Secured Indenture, any Secured Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURED NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURED NOTE, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURED NOTE (OR ANY PREDECESSOR OF THIS SECURED NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURED NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

The Trustee must refuse to register any transfer of a Secured Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

SECTION 2.02. Form of Execution and Authentication.

Two Officers of the Company shall sign the Secured Notes for the Company by manual, electronic or facsimile signature.

If an Officer whose signature is on a Secured Note no longer holds that office at the time the Secured Note is authenticated, the Secured Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Secured Note has been authenticated under this Secured Indenture.

The Trustee shall authenticate (i) 2026 Secured Notes for original issue on the Issue Date in an aggregate principal amount of $2,750,000,000, (ii) 2028 Secured Notes for original issue on the Issue Date in an aggregate principal amount of $2,500,000,000 and (iii) subject to compliance with Section 4.09 of this Secured Indenture, one or more series of Secured Notes for original issue after the Issue Date (such Secured Notes to be substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable) in an unlimited amount, in each case upon written orders of the Company in the form of (a) an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance pursuant to clause (ii) above, certify that such issuance is in compliance with Section 4.09 and Section 4.12 of this Secured Indenture, and (b) an authentication order specifying the amount of Secured Notes to be authenticated, the date on which the Secured Notes are to be authenticated, and the aggregate principal amount of Secured Notes outstanding on the date of authentication, and shall further specify the amount of such Secured Notes to be issued as a Global Secured Note or Definitive Secured Notes (“Authentication Order”). Such Secured Notes shall initially be in the form of one or more Global Secured Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of such series of the Secured Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Secured Note or Secured Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction. All Secured Notes of an applicable series issued under this Secured Indenture shall vote and consent together on all matters as one class.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Secured Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Secured Notes whenever the Trustee may do so. Each reference in this Secured Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain (i) an office or agency where Secured Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Secured Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Secured Note. The Company shall notify the Trustee in writing and the Trustee shall notify the Holders of the Secured Notes of the name and address of any Agent not a party to this Secured Indenture. The Company may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Secured Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Secured Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 of this Secured Indenture.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Secured Notes.

SECTION 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Secured Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Secured Notes, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Secured Notes all money held by it as Paying Agent.

SECTION 2.05. Lists of Holders of the Secured Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Secured Notes and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Secured Notes, including the aggregate principal amount of the Secured Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06. Transfer and Exchange.

(a)     Transfer and Exchange of Global Secured Notes. A Global Secured Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Secured Notes will be exchanged by the Company for Definitive Secured Notes of the same series if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act or (iii) there shall have occurred and be continuing a Default or an Event of Default under this Secured Indenture and the Depositary shall have so requested. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Participants and Indirect Participants of their interest in such Global Secured Note, Certificated Notes of the same series will be issued to each Person that such Participants and Indirect Participants and DTC identify as being the beneficial owner of the related Secured Notes. Global Secured Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of this Secured Indenture. Every Secured Note authenticated and delivered in exchange for, or in lieu of, a Global Secured Note of the same series or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 of this Secured Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Secured Note. A Global Secured Note may not be exchanged for another Secured Note other than as provided in this Section 2.06. However, beneficial interests in a Global Secured Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) of this Secured Indenture.

(b)       Transfer and Exchange of Beneficial Interests in the Global Secured Notes. The transfer and exchange of beneficial interests in the Global Secured Notes shall be effected through the Depositary, in accordance with the provisions of this Secured Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Secured Notes shall be subject to restrictions on transfer comparable to those set forth in this Secured Indenture to the extent required by the Securities Act. Transfers of beneficial interests in the Global Secured Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Secured Note. Beneficial interests in any Restricted Global Secured Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Secured Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in the Regulation S Global Secured Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below. Beneficial interests in any Unrestricted Global Secured Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Secured Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i) unless specifically stated above.

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Secured Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Secured Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Secured Notes are at such time permitted to be issued pursuant to this Secured Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Secured Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Secured Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Secured Notes contained in this Secured Indenture and the Secured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Secured Note(s) pursuant to Section 2.06(h) of this Secured Indenture.

(iii)        Transfer of Beneficial Interests to Another Restricted Global Secured Note. A beneficial interest in any Restricted Global Secured Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Secured Note of the same series if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in the 144A Global Secured Note of the same series, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

(B)        if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Secured Note of the same series, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv)        Transfer and Exchange of Beneficial Interests in a Restricted Global Secured Note for Beneficial Interests in an Unrestricted Global Secured Note. A beneficial interest in any Restricted Global Secured Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Secured Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Secured Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

(A)       if the Holder of such beneficial interest in a Restricted Global Secured Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Secured Note of the same series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof, or

(B)        if the Holder of such beneficial interest in a Restricted Global Secured Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Secured Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Secured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Secured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Secured Indenture, the Trustee shall authenticate, one or more Unrestricted Global Secured Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

Beneficial interests in an Unrestricted Global Secured Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Secured Note.

(c)        Transfer or Exchange of Beneficial Interests for Definitive Secured Notes.

(i)         Beneficial Interests in Restricted Global Secured Notes to Restricted Definitive Secured Notes. If any Holder of a beneficial interest in a Restricted Global Secured Note proposes to exchange such beneficial interest for a Restricted Definitive Secured Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Secured Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A)        if the Holder of such beneficial interest in a Restricted Global Secured Note proposes to exchange such beneficial interest for a Restricted Definitive Secured Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B)              if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Secured Note to be reduced accordingly pursuant to Section 2.06(h) of this Secured Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Secured Note of the same series in the appropriate principal amount. Any Restricted Definitive Secured Note issued in exchange for a beneficial interest in a Restricted Global Secured Note of the same series pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Secured Notes to the Persons in whose names such Secured Notes are so registered. Any Restricted Definitive Secured Note issued in exchange for a beneficial interest in a Restricted Global Secured Note of the same series pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)        Beneficial Interests in Restricted Global Secured Notes to Unrestricted Definitive Secured Notes. A Holder of a beneficial interest in a Restricted Global Secured Note may exchange such beneficial interest for an Unrestricted Definitive Secured Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Secured Note of the same series only if the Registrar receives the following:

(A)    if the Holder of such beneficial interest in a Restricted Global Secured Note proposes to exchange such beneficial interest for a Definitive Secured Note of the same series that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(B)     if the Holder of such beneficial interest in a Restricted Global Secured Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Secured Note of the same series that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof, and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Secured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Secured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Secured Indenture, the Trustee shall authenticate one or more Unrestricted Global Secured Notes of the applicable series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

(iii)     Beneficial Interests in Unrestricted Global Secured Notes to Unrestricted Definitive Secured Notes. If any Holder of a beneficial interest in an Unrestricted Global Secured Note proposes to exchange such beneficial interest for a Definitive Secured Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Secured Note of the same series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) of this Secured Indenture, the Trustee shall cause the aggregate principal amount of the applicable Global Secured Note to be reduced accordingly pursuant to Section 2.06(h) of this Secured Indenture, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Secured Note of the same series in the appropriate principal amount. Any Definitive Secured Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Secured Notes to the Persons in whose names such Secured Notes are so registered. Any Definitive Secured Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d)        Transfer and Exchange of Definitive Secured Notes for Beneficial Interests.

(i)       Restricted Definitive Secured Notes to Beneficial Interests in Restricted Global Secured Notes. If any Holder of a Restricted Definitive Secured Note proposes to exchange such Secured Note for a beneficial interest in a Restricted Global Secured Note of the same series or to transfer such Restricted Definitive Secured Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Secured Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A)     if the Holder of such Restricted Definitive Secured Note proposes to exchange such Secured Note for a beneficial interest in a Restricted Global Secured Note of the same series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B)      if such Restricted Definitive Secured Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof; or

(C)       if such Restricted Definitive Secured Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Secured Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Secured Note, in the case of clause (B) above, the 144A Global Secured Note, and in the case of clause (C) above, the Regulation S Global Secured Note.

(ii)       Restricted Definitive Secured Notes to Beneficial Interests in Unrestricted Global Secured Notes. A Holder of a Restricted Definitive Secured Note may exchange such Secured Note for a beneficial interest in an Unrestricted Global Secured Note or transfer such Restricted Definitive Secured Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Secured Note of the same series only if the Registrar receives the following:

(A)      if the Holder of such Definitive Secured Notes proposes to exchange such Secured Notes for a beneficial interest in the Unrestricted Global Secured Note of the same series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(B)       if the Holder of such Definitive Secured Notes proposes to transfer such Secured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Secured Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in subparagraphs (A) and (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Secured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Secured Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Secured Note.

(iii)      Unrestricted Definitive Secured Notes to Beneficial Interests in Unrestricted Global Secured Notes. A Holder of an Unrestricted Definitive Secured Note may exchange such Secured Note for a beneficial interest in an Unrestricted Global Secured Note of the same series or transfer such Unrestricted Definitive Secured Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Secured Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Secured Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Secured Notes of the same series.

If any such exchange or transfer from an Unrestricted Definitive Secured Note or a Restricted Definitive Secured Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(A), (ii)(B) or (iii) above at a time when an Unrestricted Global Secured Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Secured Indenture, the Trustee shall authenticate one or more Unrestricted Global Secured Notes of the applicable series in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Secured Notes or Restricted Definitive Secured Notes, as the case may be, so transferred.

(e)       Transfer and Exchange of Definitive Secured Notes for Definitive Secured Notes. Upon request by a Holder of Definitive Secured Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Secured Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Secured Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(i)         Restricted Definitive Secured Notes to Restricted Definitive Secured Notes. Any Restricted Definitive Secured Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Secured Note of the same series if the Registrar receives the following:

(A)     if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B)      if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

(C)      if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

(ii)        Restricted Definitive Secured Notes to Unrestricted Definitive Secured Notes. Any Restricted Definitive Secured Note may be exchanged by the Holder thereof for an Unrestricted Definitive Secured Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Secured Note of the same series if the Registrar receives the following:

(A)     if the Holder of such Restricted Definitive Secured Notes proposes to exchange such Secured Notes for an Unrestricted Definitive Secured Note of the same series, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(B)      if the Holder of such Restricted Definitive Secured Notes proposes to transfer such Secured Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Secured Note of the same series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Secured Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)        Unrestricted Definitive Secured Notes to Unrestricted Definitive Secured Notes. A Holder of Unrestricted Definitive Secured Notes may transfer such Secured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Secured Note of the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Secured Notes pursuant to the instructions from the Holder thereof.

(f)         [Reserved].

(g)        Legends. The following legends shall appear on the face of all Global Secured Notes and Definitive Secured Notes issued under this Secured Indenture unless specifically stated otherwise in the applicable provisions of this Secured Indenture.

(i)          Private Placement Legend.

(A)     Except as permitted by subparagraph (B) below, each Global Secured Note (other than an Unrestricted Global Secured Note) and each Definitive Secured Note (and all Secured Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)      Notwithstanding the foregoing, any Global Secured Note or Definitive Secured Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Secured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)         Global Secured Note Legend. Each Global Secured Note shall bear the Global Secured Note Legend.

(h)          Cancellation and/or Adjustment of Global Secured Notes. At such time as all beneficial interests in a particular Global Secured Note have been exchanged for Definitive Secured Notes of the same series or a particular Global Secured Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Secured Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Secured Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Secured Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Secured Note of the same series or for Definitive Secured Notes of the same series, the principal amount of Secured Notes represented by such Global Secured Note shall be reduced accordingly and an endorsement shall be made on such Global Secured Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Secured Note of the same series, the principal amount of Secured Notes of the applicable series on such other Global Secured Note shall be increased accordingly and an endorsement shall be made on such Global Secured Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(i)              To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Secured Notes and Definitive Secured Notes upon the Company’s written order or at the Registrar’s written request.

(ii)          No service charge shall be made to a Holder of a beneficial interest in a Global Secured Note or to a Holder of a Definitive Secured Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.08 and 9.05 of this Secured Indenture).

(iii)            The Registrar shall not be required to register the transfer of or exchange any Secured Note selected for redemption in whole or in part, except the unredeemed portion of any Secured Note being redeemed in part.

(iv)            All Global Secured Notes and Definitive Secured Notes issued upon any registration of transfer or exchange of Global Secured Notes or Definitive Secured Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits of this Secured Indenture, as the Global Secured Notes or Definitive Secured Notes surrendered upon such registration of transfer or exchange.

(v)            The Company shall not be required (A) to issue, to register the transfer of or to exchange any Secured Notes during a period beginning at the opening of business on a Business Day 15 days before the day of the mailing of a notice of redemption of Secured Notes of an applicable series for redemption under Section 3.02 of this Secured Indenture and ending at the close of business on the day of such mailing or (B) to register the transfer of or to exchange any Secured Note of such series so selected for redemption in whole or in part, except the unredeemed portion of any Secured Note of such series being redeemed in part.

(vi)         Prior to due presentment for the registration of a transfer of any Secured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Secured Note is registered as the absolute owner of such Secured Note for the purpose of receiving payment of principal of and interest on such Secured Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected or incur any liability by notice to the contrary.

(vii)            The Trustee shall authenticate Global Secured Notes and Definitive Secured Notes in accordance with the provisions of Section 2.02 of this Secured Indenture.

(viii)         All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Secured Indenture or under applicable law with respect to any transfer of any interest in any Secured Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Secured Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Secured Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)            Neither the Trustee nor any Agent shall have any responsibility or incur any liability for any actions taken or not taken by the Depositary.

SECTION 2.07. Replacement Secured Notes.

If any mutilated Secured Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Secured Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee’s requirements for replacements of Secured Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any losses, claims or liabilities which any of them may suffer if a Secured Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Secured Note.

Every replacement Secured Note is an obligation of the Company.

SECTION 2.08. Outstanding Secured Notes.

The Secured Notes outstanding at any time are all the Secured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Secured Note is replaced pursuant to Section 2.07 of this Secured Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Secured Note is held by a protected purchaser.

If the principal amount of any Secured Note is considered paid under Section 4.01 of this Secured Indenture, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 of this Secured Indenture, a Secured Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Secured Note.

SECTION 2.09. Treasury Secured Notes.

In determining whether the Holders of the required principal amount of Secured Notes have concurred in any direction, waiver or consent, Secured Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Secured Notes which a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Secured Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Secured Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10. Temporary Secured Notes.

Until definitive Secured Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Secured Notes. Temporary Secured Notes shall be substantially in the form of definitive Secured Notes of the same series but may have variations that the Company and the Trustee consider appropriate for temporary Secured Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Secured Notes in exchange for temporary Secured Notes of the same series. Until such exchange, temporary Secured Notes shall be entitled to the same rights, benefits and privileges as definitive Secured Notes.

SECTION 2.11. Cancellation.

The Company at any time may deliver Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its then customary procedures (subject to the record retention requirement of the Exchange Act), unless the Company directs in writing canceled Secured Notes to be returned to it. The Company may not issue new Secured Notes to replace Secured Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Secured Notes held by the Trustee shall be disposed of and certification of their disposition shall, at the Company’s written request, be delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Secured Notes be returned to it.

SECTION 2.12. Defaulted Interest.

If the Company defaults in a payment of interest on the Secured Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Secured Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Secured Notes. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Secured Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.

The record date for purposes of determining the identity of Holders of the Secured Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Secured Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14. CUSIP Number.

The Company in issuing the Secured Notes of each series may use one or more “CUSIP” numbers and, if it does so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Secured Notes of such series and that reliance may be placed only on the other identification numbers printed on the Secured Notes of each series. The Company will promptly notify the Trustee in writing of any change in the CUSIP number(s).

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Company elects to redeem Secured Notes of either series pursuant to the optional redemption provisions of Section 3.07 of this Secured Indenture, it shall furnish to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount of Secured Notes to be redeemed and (iii) the redemption price. If the Company is required to make the redemption pursuant to Section 3.08 of this Secured Indenture, it shall furnish the Trustee, at least one but not more than 10 Business Days before a redemption date, an Officers’ Certificate setting forth (i) the redemption date and (ii) the redemption price.

SECTION 3.02. Selection of Secured Notes to Be Redeemed.

If less than all of the applicable series of Secured Notes are to be redeemed at any time, the selection of Secured Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Secured Notes are listed, or if the Secured Notes are not so listed on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate, provided that no Secured Notes with a principal amount of $2,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Secured Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 and not more than 60 days prior to the redemption date by the Trustee from the outstanding Secured Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Secured Notes selected for redemption and, in the case of any Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Secured Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Secured Notes held by such Holder, even if not equal to $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Secured Indenture that apply to Secured Notes called for redemption also apply to portions of Secured Notes called for redemption.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.08 of this Secured Indenture, at least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Secured Notes are to be redeemed at its registered address.

The notice shall identify the Secured Notes to be redeemed (including CUSIP numbers) and shall state:

(i)             the redemption date;

(ii)            the redemption price;

(iii)        if any Secured Note is being redeemed in part only, the portion of the principal amount of such Secured Note to be redeemed and that, after the redemption date upon surrender of such Secured Note, a new Note or Notes of the same series in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)            the name and address of the Paying Agent;

(v)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)              that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)            the paragraph of the Secured Notes and/or Section of this Secured Indenture pursuant to which the Secured Notes called for redemption are being redeemed; and

(viii)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Secured Notes of either series.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 of this Secured Indenture, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05. Deposit of Redemption Price.

On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Secured Notes or the portions of Secured Notes called for redemption. If a Secured Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Secured Note was registered at the close of business on such record date. If any Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Secured Notes.

SECTION 3.06. Secured Notes Redeemed in Part.

Upon surrender and cancellation of a Secured Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Secured Notes at the expense of the Company a new Secured Note of the same series equal in principal amount to the unredeemed portion of the Secured Note surrendered.

SECTION 3.07. Optional Redemption.

Except as provided below, the Secured Notes are not redeemable at the option of the Company prior to their stated maturity.

The Secured Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, prior to, in the case of the 2026 Notes, June 1, 2026 (the date that is six months prior to the maturity of the 2026 Notes (the “2026 Par Call Date”)), and in the case of the 2028 Notes, December 1, 2027 (the date that is twelve months prior to the maturity of the 2028 Notes (the “2028 Par Call Date”)), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the “Make-Whole Premium.” At any time on or after the applicable Par Call Date, the Company may redeem the Secured Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date.

The “Make-Whole Premium,” with respect to any Secured Note or any portion of any Secured Note to be redeemed shall be equal to the greater of:

(a)         1% of the principal amount of such Secured Note or such portion of a Secured Note being redeemed and

(b)         the excess, if any, of

(i)           the sum of the present values, calculated as of the redemption date, of:

(A)            each interest payment that, but for the redemption, would have been payable on the Secured Note, or portion of a Secured Note, being redeemed on each interest payment date occurring after the redemption date, excluding any accrued interest for the period prior to the redemption date, plus

(B)            the principal amount that, but for the redemption, would have been payable on the Secured Note, or portion of a Secured Note, being redeemed; over

(ii)        the principal amount of the Secured Note, or portion of a Secured Note, being redeemed.

The present values of interest and principal payments referred to in clause (b)(i) above will be determined in accordance with generally accepted principles of financial analysis. The present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the redemption date at a discount rate equal to the Treasury Yield, as defined below, plus 50 basis points.

The Company shall appoint an independent investment banking institution of national standing to calculate the Make-Whole Premium; provided that if the Company fails to appoint such an institution at least 45 days prior to the date set for redemption or if the institution that the Company appoints is unwilling or unable to make such calculation, such calculation shall be made by Deutsche Bank Securities Inc. or, if such firm fails to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee (it being understood that the Trustee’s agreement to appoint such an institution is a matter of courtesy and accommodation only and the Trustee shall not be liable to any person as a result).

For purposes of determining the Make-Whole Premium, “Treasury Yield” shall mean, at the time of computation, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the stated maturity of the Secured Notes; provided, however, that if the period from the redemption date to the stated maturity of the Secured Notes is not equal to the constant maturity of a United States Treasury Security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to the stated maturity of the Secured Notes is less than one year, the weekly average yield on actively traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

Notwithstanding the foregoing, at any time prior to December 1, 2024, the Company may redeem an aggregate amount of up to 35% of the aggregate principal amount of a series of Secured Notes outstanding at a redemption price equal to, in the case of the 2026 Secured Notes, 105.250% of the principal amount thereof, and in the case of the 2028 Secured Notes 105.750% of the principal amount thereof, in each case together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that: (a) at least 65% in aggregate of the originally issued principal amount of the applicable series of Secured Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of this Secured Indenture.

In addition, at any time and from time to time during the 36-month period following the Issue Date, the Company may redeem up to 10% of the aggregate principal amount of the applicable series of Secured Notes (including any additional notes issued under this Secured Indenture which are fungible with the applicable series of Secured Notes) during each twelve-month period commencing with the Issue Date, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder of the applicable series’ registered address, at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.08. Offer to Purchase by Application of Excess Proceeds.

(a)        When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 of this Secured Indenture exceeds $100.0 million, the Company shall be obligated to make an offer to all Holders of the Secured Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Secured Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in this Secured Indenture. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the Secured Notes (including, for the avoidance of doubt, the DDBS Notes) to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under this Secured Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the Secured Notes of such series) with such proceeds. If the aggregate principal amount of Secured Notes of such series and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Secured Notes of such series and other pari passu Indebtedness to be purchased on a pro rata basis.

(b)        The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the maximum principal amount of Secured Notes of each series that may be purchased with such Excess Proceeds (which maximum principal amount of Secured Notes shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Secured Notes of such series tendered in response to the Excess Proceeds Offer.

(c)        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Secured Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Secured Notes pursuant to the Excess Proceeds Offer.

(d)        Upon the commencement of any Excess Proceeds Offer, the Company shall send, by first class mail, a notice to each of the Holders of the applicable series of Secured Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Secured Notes of such series pursuant to the Excess Proceeds Offer. The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

(i)       that the Excess Proceeds Offer is being made pursuant to this Section 3.08 and the length of time the Excess Proceeds Offer shall remain open;

(ii)        the Offer Amount, the purchase price and the Purchase Date;

(iii)       that any Secured Note not tendered or accepted for payment shall continue to accrue interest;

(iv)       that any Secured Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Purchase Date;

(v)        that Holders electing to have a Secured Note of either series purchased pursuant to any Excess Proceeds Offer shall be required to surrender the Secured Note of such series, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Secured Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Purchase Date;

(vi)       that Holders shall be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Secured Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Secured Note purchased;

(vii)      that, if the aggregate principal amount of Secured Notes of such series surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Secured Notes of such series to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Secured Notes of such series in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

(viii)     that Holders whose Secured Notes were purchased only in part shall be issued new Secured Notes of the same series equal in principal amount to the unpurchased portion of the Secured Notes of such series surrendered.

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Secured Notes of the applicable series or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Secured Notes of such series or portion thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Secured Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Secured Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Secured Note of the same series, and the Trustee shall authenticate and mail or deliver such new Secured Note, to such Holder equal in principal amount to any unpurchased portion of the Secured Note surrendered. Any Secured Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Proceeds Offer on the Purchase Date. To the extent that the aggregate principal amount of Secured Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of this Secured Indenture.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Secured Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Secured Notes on the dates and in the manner provided in the Secured Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Secured Notes and this Secured Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 of this Secured Indenture.

SECTION 4.03. Reports.

(a)           In the event (i) that the Company is no longer subject to the reporting requirements of Section 13(a) and 15(d) under the Exchange Act and (ii) any Secured Notes are outstanding, the Company will furnish to the Holders of the Secured Notes all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by our independent registered public accounting firm.

(b)            The Company shall provide the Trustee with a sufficient number of copies of all documents and information that the Trustee may be required to deliver to the Holders of the Secured Notes under this Section 4.03.

SECTION 4.04. Compliance Certificate.

(a)              The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Secured Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Secured Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Secured Indenture including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10 or Section 4.15 of this Secured Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Secured Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b)            The Company shall, so long as any of the Secured Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g) of this Secured Indenture, an Officers’ Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

SECTION 4.05. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Secured Notes.

SECTION 4.06. Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Secured Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07. Limitation on Restricted Payments.

Neither the Company nor any of its Restricted Subsidiaries may, directly or indirectly:

(a)        declare or pay any dividend or make any distribution on account of any Equity Interests of the Company other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company;

(b)        purchase, redeem or otherwise acquire or retire for value any Equity Interests of DISH Network, the Company or any of their respective Subsidiaries or Affiliates, other than any such Equity Interests owned by the Company or by any Wholly Owned Restricted Subsidiary;

(c)        purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Secured Notes or the Guarantees, except:

(i)    in accordance with the scheduled mandatory redemption, sinking fund or repayment provisions set forth in the original documentation governing such Indebtedness and

(ii)   the purchase, repurchase or other acquisition of subordinated Indebtedness with a stated maturity earlier than the maturity of the Secured Notes or the Guarantees purchased in anticipation of satisfying a payment of principal at the stated maturity thereof, within one year of such stated maturity;

(d)        declare or pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i)    to the Company or any Wholly Owned Restricted Subsidiary; or

(ii)        to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; provided that in the case of this clause (ii), such dividends or distributions may not be in the form of Indebtedness or Disqualified Stock; or

(e)        make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (e) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i)         no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii)        after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1; and

(iii)       such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company after December 28, 2001, is less than the sum of:

(A)       the difference of

(x)      cumulative Consolidated Cash Flow of the Company determined at the time of such Restricted Payment (or, in case such Consolidated Cash Flow shall be a deficit, minus 100% of such deficit); minus

(y)     120% of Consolidated Interest Expense of the Company, each as determined for the period (taken as one accounting period) from January 1, 2002 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; plus

(B)        an amount equal to 100% of the aggregate net cash proceeds and, in the case of proceeds consisting of assets used in or constituting a business permitted under Section 4.16 of this Secured Indenture, 100% of the fair market value of the aggregate net proceeds other than cash received by the Company either from capital contributions from DISH Network, or from the issue or sale (including an issue or sale to DISH Network) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests sold to any Subsidiary of the Company), since December 28, 2001; plus

(C)              if any Unrestricted Subsidiary is designated by the Company as a Restricted Subsidiary, an amount equal to the fair market value of the net Investment by the Company or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing sum shall not exceed the amount of the Investments made by the Company or any Restricted Subsidiary in any such Unrestricted Subsidiary since December 28, 2001; plus

(D)            100% of any cash dividends and other cash distributions received by the Company and its Wholly Owned Restricted Subsidiaries from an Unrestricted Subsidiary since December 28, 2001 to the extent not included in the cumulative Consolidated Cash Flow of the Company; plus

(E)          to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Investments of the Company and its Restricted Subsidiaries since December 28, 2001 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person which were included in computations made pursuant to this clause (iii).

The foregoing provisions will not prohibit the following (provided that with respect to clauses (2), (3), (4), (5), (6), (7), (8), (10), and (11) below, no Default or Event of Default shall have occurred and be continuing):

(1)            the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Secured Indenture;

(2)            the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or subordinated Indebtedness of the Company or any Guarantor in exchange for, or out of the net proceeds of the substantially concurrent capital contribution from DISH Network or from the substantially concurrent issue or sale (including to DISH Network) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to any Subsidiary of the Company);

(3)            Investments in an aggregate amount not to exceed $500 million plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance or other disposition of any such Investment; provided, however, that the foregoing sum shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (3);

(4)         cash dividends or distributions to DISH Network to the extent required for the purchase, redemption, repurchase or other acquisition or retirement for value of employee stock options to purchase Capital Stock of DISH Network, or Capital Stock of DISH Network issued pursuant to any management equity plan, stock option plan or other management or employee benefit plan or agreement, in an aggregate amount not to exceed $25 million in any calendar year;

(5)            a Permitted Refinancing;

(6)            Investments in an amount equal to 100% of the aggregate net proceeds (whether or not in cash) received by the Company or any Wholly Owned Restricted Subsidiary from capital contributions from DISH Network or from the issue and sale (including a sale to DISH Network) of Equity Interests (other than Disqualified Stock) of the Company (other than Equity Interests issued or sold to a Subsidiary of DISH Network), on or after December 28, 2001; plus, to the extent not included in Consolidated Cash Flow, an amount equal to the net reduction in such Investments resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to the Company or to a Wholly Owned Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, or other disposition of any such Investment; provided, however, that the foregoing amount shall not exceed, with respect to any Person in whom such Investment was made, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person pursuant to this clause (6) in each case, provided that such Investments are in businesses of the type described under Section 4.16 of this Secured Indenture;

(7)          Investments in any Restricted Subsidiary which is not a Wholly Owned Restricted Subsidiary, but which is a Guarantor, and Investments in the form of intercompany debt with any direct or indirect parent company or any Wholly Owned Subsidiary of such direct or indirect parent company; provided that such debt is incurred in the ordinary course of business and is used in a business described in Section 4.16 of this Secured Indenture;

(8)            Investments in businesses strategically related to businesses described in Section 4.16 of this Secured Indenture in an aggregate amount not to exceed $700 million;

(9)            cash dividends or distributions to DISH Network to the extent required for the purchase of odd-lots of Equity Interests of DISH Network, in an aggregate amount not to exceed $15 million in any calendar year;

(10)        the making of any Restricted Payment (including the receipt of any Investment) permitted under or resulting from any transaction permitted under Section 4.19 of this Secured Indenture occurring any time after December 28, 2001; provided that all conditions to any such Restricted Payment set forth in such Section 4.19 are satisfied;

(11)      Investments made as a result of the receipt of non-cash proceeds from Asset Sales made in compliance with Section 4.10 of this Secured Indenture and Investments entered into in connection with an acquisition of assets used in or constituting a business permitted under Section 4.16 of this Secured Indenture as a result of “earn-outs” or other deferred payments or similar obligations;

(12)      any Restricted Payment permitted under any of the DDBS Notes Indentures;

(13)      Investments which are used to pay for the construction, launch, operation or insurance of satellites owned or leased by the Company or any Subsidiaries of the Company in an amount not to exceed $500 million;

(14)      Investments in a foreign direct-to-home satellite provider in an amount not to exceed $500 million; provided that the Investments are made through the supply of satellite receivers and related equipment to the provider, or the proceeds from the Investments are used to purchase satellite receivers and related equipment from DISH Network or a Subsidiary of DISH Network;

(15)      the redemption, repurchase, defeasance or other acquisition or retirement for value of subordinated Indebtedness, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for: (a) the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock), or (b) Indebtedness that is at least as subordinated in right of payment to the Secured Notes, including premium, if any, and accrued and unpaid interest, as the Indebtedness being redeemed, repurchased, defeased, acquired or retired and with a final maturity equal to or greater than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being redeemed, repurchased, defeased, acquired or retired;

(16)      repurchases of Equity Interests deemed to occur upon (a) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (b) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by DISH Network);

(17)      amounts paid by the Company to DISH Network or any other person with which the Company is included in a consolidated tax return equal to the amount of federal, state and local income taxes payable in respect of the income of the Company and its Subsidiaries, including without limitation, any payments made in accordance with tax allocation agreements between the Company and its Affiliates in effect from time to time;

(18)      the making of a Restricted Payment so long as, after giving effect to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company’s Indebtedness to Cash Flow Ratio would not exceed 3.5 to 1; and

(19)            any dividend or distribution to DISH Network to the extent such dividend or distribution consists of any property owned by the Company or any of its Subsidiaries on the date hereof that is primarily used, or intended for primary use, in connection with the Wireless Business, as determined in good faith by the Company or such Subsidiary, including, without limitation, the property listed on Schedule 1 to the Security Agreement.

Restricted Payments made pursuant to clauses (1), (2), (6), (15) (but only to the extent that net proceeds received by the Company as set forth in such clause (2), (6) or (15) were included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07), (9) or (12) (but only to the extent such Restricted Payment is included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of Section 4.07 contained in the DDBS Notes Indentures) shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this Section 4.07.

Restricted Payments made pursuant to clauses (3), (4), (5), (6), (15) (but only to the extent that net proceeds received by the Company as set forth in such clause (6) or (15) were not included in the computations made in clause (iii)(B) of the first paragraph of this Section 4.07), (7), (8), (10), (11), (12) (to the extent such Restricted Payment is not included as a Restricted Payment in any computation made pursuant to clause (iii) of the first paragraph of Section 4.07 contained in any DDBS Notes Indenture), (13), (14), (16), (17) or (19) shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this Section 4.07.

If the Company or any Restricted Subsidiary makes an Investment that was included in computations made pursuant to this Section 4.07 and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary that is a Guarantor, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this Section 4.07, then such amount shall be increased by the amount of such reduction.

Not later than ten Business Days following a request from the Trustee, the Company shall deliver to the Trustee an Officers’ Certificate stating that each Restricted Payment made in the six months preceding the date of the request was permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations shall be based upon the Company’s latest available financial statements.

SECTION 4.08. Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)            pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries;

(b)         make loans or advances to the Company or any of its Subsidiaries; or

(c)         transfer any of its properties or assets to the Company or any of its Subsidiaries; except for such encumbrances or restrictions existing under or by reasons of:

(i)            Existing Indebtedness and existing agreements as in effect on the Issue Date;

(ii)           applicable law or regulation;

(iii)          any instrument governing Acquired Debt as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person shall not be taken into account in determining whether such acquisition was permitted by the terms of this Secured Indenture, except to the extent that dividends or other distributions are permitted notwithstanding such encumbrance or restriction and could have been distributed;

(iv)          by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(v)           Refinancing Indebtedness (as defined in Section 4.09 of this Secured Indenture); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(vi)          this Secured Indenture or either series of the Secured Notes;

(vii)         Permitted Liens; or

(viii)        any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Secured Indenture.

SECTION 4.09. Limitation on Incurrence of Indebtedness.

(a)        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that, notwithstanding the foregoing the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if, after giving effect to the incurrence of such Indebtedness and the application of the net proceeds thereof on a pro forma basis (including, in the case of an acquisition, merger or other business combination giving pro forma effect to such transaction), either (a) the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 8.0 to 1 or (b) the aggregate amount of Indebtedness of the Company and the Guarantors would not exceed $1,500 per Acquired Subscriber.

(b)       The foregoing limitation will not apply to any of the following incurrences of Indebtedness:

(1)       Indebtedness represented by the 2026 Secured Notes issued on the Issue Date and the Guarantees thereof, the 2028 Secured Notes issued on the Issue Date and the Guarantees thereof and this Secured Indenture;

(2)       the incurrence by the Company or any Guarantor of Acquired Subscriber Debt not to exceed $1,750 per Acquired Subscriber (less any amount used to incur Indebtedness pursuant to clause (b) of the immediately preceding paragraph);

(3)       the incurrence by the Company or any Guarantor of Deferred Payments and letters of credit with respect thereto;

(4)       Indebtedness of the Company or any Guarantor in an aggregate principal amount not to exceed $1,050,000,000 at any one time outstanding;

(5)       Indebtedness between and among the Company and any Guarantor;

(6)       Acquired Debt of a Person incurred prior to the date upon which such Person was acquired by the Company or any Guarantor (excluding Indebtedness incurred by such entity other than in the ordinary course of its business in connection with, or in contemplation of, such entity being so acquired) in an amount not to exceed (A) $250 million in the aggregate for all such Persons other than those described in the immediately following clause (B); and (B) Acquired Debt owed to the Company or any of its Restricted Subsidiaries;

(7)       Existing Indebtedness;

(8)       the incurrence of Purchase Money Indebtedness by the Company or any Guarantor in an amount not to exceed the cost of construction, acquisition or improvement of assets used in any business permitted under Section 4.16 of this Secured Indenture, as well as any launch costs and insurance premiums related to such assets;

(9)       the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes, including without limitation Hedging Obligations covering the principal amount of Indebtedness entered into in order to protect the Company or any of its Restricted Subsidiaries from fluctuation in interest rates on Indebtedness;

(10)      Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds or letters of credit of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business and on ordinary business terms in connection with the businesses permitted under Section 4.16 of this Secured Indenture;

(11)      Indebtedness of the Company or any Guarantor the proceeds of which are used solely to finance the construction and development of call centers owned by the Company or any of its Restricted Subsidiaries or any refinancing thereof; provided that the aggregate of all Indebtedness incurred pursuant to this clause (11) shall in no event exceed $100 million at any one time outstanding;

(12)      the incurrence by the Company or any Guarantor of Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part Indebtedness referred to in the first paragraph of this Section 4.09 or in clauses (1), (2), (3), (6), (7) or (8) above (“Refinancing Indebtedness”); provided, however, that:

(A)       the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B)        the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(C)        the Refinancing Indebtedness shall be subordinated in right of payment to the Secured Notes and the Guarantees, if at all, on terms at least as favorable to the holders of Secured Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded (a “Permitted Refinancing”);

(13)      the guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09;

(14)      Indebtedness under Finance Lease Obligations of the Company or any Guarantor with respect to no more than seven direct broadcast satellites at any time; and

(15)      Indebtedness of the Company or any Restricted Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Company or such Restricted Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with industry practices.

(c)       For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories described in clauses (1) through (15) above or is permitted to be incurred pursuant to the first paragraph of this Section 4.09 and also meets the criteria of one or more of the categories described in clauses (1) through (15) above, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this Section 4.09 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be incurred at the time of such reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10. Asset Sales.

If the Company or any Restricted Subsidiary, in a single transaction or a series of related transactions:

(a)       sells, leases (in a manner that has the effect of a disposition), conveys or otherwise disposes of any of its assets (including by way of a sale-and-leaseback transaction), other than:

(1)       sales or other dispositions of inventory in the ordinary course of business;

(2)       sales or other dispositions to the Company or a Wholly Owned Restricted Subsidiary by the Company or any Restricted Subsidiary;

(3)       sales or other dispositions of rights to construct or launch satellites;

(4)       sales or other dispositions permitted under Section 4.19 of this Secured Indenture (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall be governed by the provisions of Section 5.01 of this Secured Indenture); and

(6)       sales or other dispositions to DISH Network of any property owned by the Company or any of its Subsidiaries on the date hereof that is primarily used, or intended for primary use, in connection with the Wireless Business, as determined in good faith by the Company or such Subsidiary, including, without limitation, the property listed on Schedule 1 to the Security Agreement; or

(b)       issues or sells Equity Interests of any Restricted Subsidiary (other than any issue or sale of Equity Interests of DTLLC or a Subsidiary which constitutes a Non-Core Asset permitted under Section 4.19 of this Secured Indenture);

in either case, which assets or Equity Interests: (1) have a fair market value in excess of $100 million (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee); or (2) are sold or otherwise disposed of for net proceeds in excess of $100 million (each of the foregoing, an “Asset Sale”), then:

(A)       the Company or such Restricted Subsidiary, as the case may be, must receive consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee not later than ten Business Days following a request from the Trustee, which Officers’ Certificate shall cover each Asset Sale made in the six months preceding the date of request, as the case may be) of the assets sold or otherwise disposed of;

(B)        at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, must be in the form of:

(x)            cash, Cash Equivalents or Marketable Securities;

(y)            any asset which is promptly (and in no event later than 180 days after the date of transfer to the Company or a Restricted Subsidiary) converted into cash; provided that to the extent that such conversion is at a price that is less than the fair market value (as determined above) of such asset at the time of the Asset Sale in which such asset was acquired, the Company shall be deemed to have made a Restricted Payment in the amount by which such fair market value exceeds the cash received upon conversion; and/or

(z)            properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with Section 4.07 of this Secured Indenture (other than clause (12) of the second paragraph thereof) to be used by the Company or any of its Restricted Subsidiaries in a business permitted under Section 4.16 of this Secured Indenture;

provided, however, that up to $100 million of assets in addition to assets specified in clauses (x), (y) or (z) above at any one time may be considered to be cash for purposes of this clause (B), so long as the provisions of the next paragraph are complied with as such non-cash assets are converted to cash. The amount of any liabilities of the Company or any Restricted Subsidiary that are assumed by or on behalf of the transferee in connection with an Asset Sale (and from which the Company or such Restricted Subsidiary are unconditionally released) shall be deemed to be cash for the purpose of this clause (B); and

(C)        to the extent that any consideration received by the Company or a Restricted Subsidiary in such Asset Sale constitutes securities or other assets that are of a type or class that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Restricted Subsidiary as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Secured Notes in the manner and to the extent required in this Secured Indenture or any of the Security Documents.

Clause (B) of the second preceding paragraph shall not apply to all or such portion of the consideration:

(1)            as is properly designated by the Company in connection with an Asset Sale as being subject to this paragraph; and

(2)            with respect to which the aggregate fair market value at the time of receipt of all consideration received by the Company or any Restricted Subsidiary in all such Asset Sales so designated does not exceed the amount that the Company and its Subsidiaries are permitted to designate as a result of the cash contributions made to the Company by DISH Network pursuant to any of the DDBS Notes Indentures plus, to the extent any such consideration did not satisfy clause (B)(x) or (B)(z) above, upon the exchange or repayment of such consideration for or with assets which satisfy either or both such clauses, an amount equal to the fair market value of such consideration (evidenced by a resolution of the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee as set forth in clause (A) above).

In addition, clause (B) above shall not apply to any Asset Sale:

(x)            where assets not essential to the direct broadcast satellite business are contributed to a joint venture between the Company or one of its Restricted Subsidiaries and a third party that is not an Affiliate of DISH Network or any of its Subsidiaries; provided that following the sale, lease, conveyance or other disposition the Company or one of its Wholly Owned Restricted Subsidiaries owns at least 50% of the voting and equity interest in such joint venture;

(y)        to the extent the consideration therefor received by the Company or any of its Restricted Subsidiaries would constitute Indebtedness or Equity Interests of a Person that is not an Affiliate of DISH Network, the Company or one of their respective Subsidiaries; provided that the acquisition of such Indebtedness or Equity Interests is permitted under the provisions of Section 4.07 of this Secured Indenture; and

(z)            where the assets sold are satellites, uplink centers or call centers; provided that, in the case of this clause (z), the Company and its Restricted Subsidiaries continue to own at least three satellites, one uplink center and one call center.

The Net Proceeds from such Asset Sale shall be used only (1) to acquire assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Sale, becomes a Restricted Subsidiary and will be engaged primarily in, a business permitted under Section 4.16 of this Secured Indenture, (2) to repurchase the Secured Notes, (3) to prepay, repay or purchase other senior Indebtedness or (4) if the Company sells any of its satellites after launch such that the Company or its Restricted Subsidiaries own fewer than three in-orbit satellites, to purchase a replacement satellite. Any Net Proceeds from any Asset Sale that are not applied or invested as provided in the preceding sentence within 365 days after such Asset Sale shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Secured Notes and other senior Indebtedness of the Company if and when required under Section 3.08 of this Secured Indenture.

(c)       Transactions described under clause (xii) of Section 4.11 and “Restricted Payments” permitted under Section 4.07 of this Secured Indenture shall not be subject to the requirements of this Section 4.10.

SECTION 4.11. Limitation on Transactions with Affiliates.

The Company shall not and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any of its or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”), unless:

(a)       such Affiliate Transaction is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Subsidiaries with an unrelated Person; and

(b)       if such Affiliate Transaction involves aggregate payments in excess of $200 million, such Affiliate Transaction has either (i) been approved by a majority of the disinterested members of the Board of Directors or (ii) if there are no disinterested members of the Board of Directors, the Company or such Restricted Subsidiary has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, and the Company delivers to the Trustee no later than ten Business Days following a request from the Trustee a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (a) above;

provided, however, that

(i)      the payment of reasonable fees, compensation or employee benefit arrangements to, and any indemnity provided for the benefit of, directors, officers, consultants or employees of DISH Network and its Subsidiaries;

(ii)     transactions between or among the Company and its Wholly Owned Subsidiaries (other than Unrestricted Subsidiaries);

(iii)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(iv)    transactions in the ordinary course of business, including loans, expense allowances, reimbursements or extensions of credit (including indemnity arrangements) between the Company or any of its Restricted Subsidiaries on the one hand, and any employee of the Company or any of its Restricted Subsidiaries, on the other hand;

(v)       the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of the members of the Board of Directors that are disinterested with respect to these transactions;

(vi)      transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Subsidiaries, so long as a significant amount of Indebtedness or Capital Stock of the same class is also held by persons that are not Affiliates of the Company and these Affiliates are treated no more favorably than holders of the Indebtedness or the Capital Stock generally;

(vii)     any dividend, distribution, sale, conveyance or other disposition of any assets of, or Equity Interests in, any Non-Core Assets or the proceeds of a sale, conveyance or other disposition thereof, in accordance with the provisions of this Secured Indenture;

(viii)    Restricted Payments that are permitted by Section 4.07 of this Secured Indenture;

(ix)       any transactions pursuant to agreements in effect on the date of this Secured Indenture and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary than such agreement as in effect on the date of this Secured Indenture;

(x)        so long as it complies with clause (a) above, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of its Restricted Subsidiaries to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(xi)       the provision of services to DISH Network and its Affiliates by the Company or any of its Restricted Subsidiaries so long as no cash or other assets are transferred by the Company or its Restricted Subsidiaries in connection with such transactions (other than up to $100 million in cash in any fiscal year and other than nonmaterial assets used in the operations of the business in the ordinary course pursuant to the agreement governing the provision of the services), and, if such transaction or agreement has a value of $250 million or greater, such transaction or agreement is determined by a majority of the members of the Board of Directors to be fair to the Company and its Restricted Subsidiaries when taken together with all other such transactions and agreements entered into with DISH Network and its Affiliates;

(xii)      the disposition of assets of the Company and its Restricted Subsidiaries in exchange for assets of DISH Network and its Affiliates so long as (i) the value to the Company in its business of the assets the Company receives is determined by a majority of the members of the Board of Directors to be substantially equivalent or greater than the value to the Company in its business of the assets disposed of, and (ii) the assets acquired by the Company and its Restricted Subsidiaries constitute properties and capital assets (including Capital Stock of an entity owning such property or assets so long as the receipt of such Capital Stock otherwise complies with Section 4.07 of this Secured Indenture (other than clause (12) of the second paragraph thereof)) to be used by the Company or any of its Restricted Subsidiaries in a business permitted as described under Section 4.16 of this Secured Indenture;

(xiii)       sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

(xiv)       any transactions between the Company or any Restricted Subsidiary of the Company and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one of its Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or Restricted Subsidiaries of the Company, on the other hand; and

(xv)        any transactions with EchoStar or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of DISH Network Corporation or a special committee of the board of directors of DISH Network Corporation consisting solely of members of the board of directors of DISH Network Corporation who are not directors, officers or employees of EchoStar or any of its controlled Affiliates shall, in each case, not be deemed Affiliate Transactions.

SECTION 4.12. Limitation on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens. Solely for purposes of this Section 4.12, at any time following a Fall Away Event or during any period (a “Suspension Period”) during which specified covenants do not apply pursuant to the second paragraph of Section 4.21 of this Secured Indenture, “Restricted Subsidiaries” shall mean the Restricted Subsidiaries on the Business Day immediately prior to the date of the Fall Away Event or the first day of the applicable Suspension Period, as the case may be.

SECTION 4.13. Additional Subsidiary Guarantees.

If the Company or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee no later than five Business Days following April 1 of each year or ten Business Days following a request from the Trustee, which Officers’ Certificate shall cover the six months preceding April 1 or the date of request, as the case may be) exceeding the sum of $100 million in the aggregate for all such transfers after the Issue Date (fair market value being determined as of the time of such acquisition) to Restricted Subsidiaries that are not Guarantors, the Company shall, or shall cause each of such Subsidiaries to which any amount exceeding such $100 million (less such fair market value) is transferred to:

(i)           execute and deliver to the Trustee a supplemental indenture to this Secured Indenture in form and substance reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Secured Notes on the terms set forth in this Secured Indenture;

(ii)            deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee stating that such supplemental indenture and Guarantee have been duly authorized, executed and delivered by and are valid and legally binding obligations of such Subsidiary or such owner, as the case may be; and

(iii)            execute joinders to Security Documents or new Security Documents and take all actions required thereunder and hereunder to perfect the liens created thereunder, in each case;

provided, however, that the foregoing provisions shall not apply to transfers of property or assets (other than cash) by the Company or any Guarantor in exchange for cash, Cash Equivalents or Marketable Securities in an amount equal to the fair market value (as determined in good faith by the Board of Directors evidenced by a resolution of the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee no later than five Business Days following April 1 and October 1 of each year or ten Business Days following a request from the Trustee, which Officers’ Certificate shall cover the six months preceding April 1, October 1 or the date of request, as the case may be) of such property or assets. In addition, if (i) the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary or (ii) an Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary or otherwise ceases to be an Unrestricted Subsidiary, such Subsidiary shall execute a supplemental indenture to this Secured Indenture, deliver an Opinion of Counsel and execute joinders to Security Documents or new Security Documents and perfect the liens created thereunder, each as required in the preceding sentence; provided that no such actions shall be required if the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee no later than five Business Days following April 1 and October 1 of each year or ten Business Days following a request from the Trustee, which Officers’ Certificate shall cover the six months preceding such April 1, October 1 or the date of request, as the case may be) of all such Restricted Subsidiaries created, acquired or designated since the Issue Date (fair market value being determined as of the time of creation, acquisition or designation) does not exceed the sum of $100 million in the aggregate minus the fair market value of the assets transferred to any Subsidiaries of the Company which do not execute supplemental indentures pursuant to the preceding sentences; provided further that to the extent a Restricted Subsidiary is subject to the terms of any instrument governing Acquired Debt, as in effect at the time of acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition) which instrument or restriction prohibits such Restricted Subsidiary from issuing a Guarantee, such Restricted Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt.

SECTION 4.14. Corporate Existence.

Subject to Article 5 of this Secured Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a corporation, and subject to Sections 4.10 and 4.19 of this Secured Indenture, the corporate, partnership or other existence of any Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Restricted Subsidiary and (ii) subject to Sections 4.10 and 4.19 of this Secured Indenture, the rights (charter and statutory), licenses and of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Secured Notes.

SECTION 4.15. Offer to Purchase Upon Change of Control Event.

Upon the occurrence of a Change of Control Event, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder of Secured Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Secured Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, the Company shall mail a notice to each Holder stating:

(a)            that the Change of Control Offer is being made pursuant to Section 4.15 of this Secured Indenture;

(b)            the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(c)            that any Secured Notes not tendered will continue to accrue interest in accordance with the terms of this Secured Indenture;

(d)          that, unless the Company defaults in the payment of the Change of Control Payment, all Secured Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(e)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Secured Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Secured Notes purchased;

(f)          that Holders whose Secured Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Secured Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(g)          any other information material to such Holder’s decision to tender Secured Notes.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Secured Notes required in the event of a Change of Control Event.

SECTION 4.16. Limitation on Activities of the Company.

Neither the Company nor any of its Restricted Subsidiaries may engage in any business other than developing, owning, engaging in and dealing with all or any part of the business of domestic and international media, entertainment, electronics or communications, and reasonably related extensions thereof, including but not limited to the purchase, ownership, operation, leasing and selling of, and generally dealing in or with, one or more communications satellites and the transponders thereon, and communications uplink centers, the acquisition, transmission, broadcast, production and other provision of programming relating thereto and the manufacturing, distribution and financing of equipment (including consumer electronic equipment) relating thereto.

SECTION 4.17. Taking and Destruction.

Upon any Taking or Destruction, all Net Insurance Proceeds in excess of $100 million received by the Company or any Restricted Subsidiary shall be deemed Net Proceeds derived from Collateral and shall be applied in accordance with and, in the time periods required by Section 4.10; provided that Net Insurance Proceeds received in respect of a satellite and related assets need not be used in such 365 day time period set forth in Section 4.10 provided that the Company has entered into a binding agreement within such time period to acquire another satellite and related assets consideration equal to or greater than the Net Insurance Proceeds.

SECTION 4.18. Accounts Receivable Subsidiary.

The Company:

(a)          may, and may permit any of its Subsidiaries to, notwithstanding the provisions of Section 4.07 of this Secured Indenture, make Investments in an Accounts Receivable Subsidiary:

(i)          the proceeds of which are applied within five Business Days of the making thereof solely to finance:

(A)            the purchase of accounts receivable of the Company and its Subsidiaries; or

(B)            payments required in connection with the termination of all then existing arrangements relating to the sale of accounts receivable or participation interests therein by an Accounts Receivable Subsidiary (provided that the Accounts Receivable Subsidiary shall receive cash, Cash Equivalents and accounts receivable having an aggregate fair market value not less than the amount of such payments in exchange therefor); and

(ii)          in the form of Accounts Receivable Subsidiary Notes to the extent permitted by clause (b) below;

(b)        shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to an Accounts Receivable Subsidiary except for consideration in an amount not less than that which would be obtained in an arm’s length transaction and solely in the form of cash or Cash Equivalents; provided that an Accounts Receivable Subsidiary may pay the purchase price for any such accounts receivable in the form of Accounts Receivable Subsidiary Notes so long as, after giving effect to the issuance of any such Accounts Receivable Subsidiary Notes, the aggregate principal amount of all Accounts Receivable Subsidiary Notes outstanding shall not exceed 20% of the aggregate purchase price paid for all outstanding accounts receivable purchased by an Accounts Receivable Subsidiary since the Issue Date (and not written off or required to be written off in accordance with the normal business practice of an Accounts Receivable Subsidiary);

(c)        shall not permit an Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or its Subsidiaries or participation interests therein to any other Person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents or certificates representing undivided interests of a Receivables Trust; provided an Accounts Receivable Subsidiary may not sell such certificates to any other Person except on an arm’s length basis and solely for consideration in the form of cash or Cash Equivalents;

(d)        shall not, and shall not permit any of its Subsidiaries to, enter into any guarantee, subject any of its or their respective properties or assets (other than the accounts receivable sold by them to an Accounts Receivable Subsidiary) to the satisfaction of any liability or obligation or otherwise incur any liability or obligation (contingent or otherwise), in each case, on behalf of an Accounts Receivable Subsidiary or in connection with any sale of accounts receivable or participation interests therein by or to an Accounts Receivable Subsidiary, other than obligations relating to breaches of representations, warranties, covenants and other agreements of the Company or any of its Subsidiaries with respect to the accounts receivable sold by the Company or any of its Subsidiaries to an Accounts Receivable Subsidiary or with respect to the servicing thereof; provided that neither the Company nor any of its Subsidiaries shall at any time guarantee or be otherwise liable for the collectability of accounts receivable sold by them;

(e)        shall not permit an Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase and sale of accounts receivable or participation interests therein of the Company and its Subsidiaries and activities incidental thereto;

(f)          shall not permit an Accounts Receivable Subsidiary to incur any Indebtedness other than the Accounts Receivable Subsidiary Notes, Indebtedness owed to the Company and Non-Recourse Indebtedness; provided that the aggregate principal amount of all such Indebtedness of an Accounts Receivable Subsidiary shall not exceed the book value of its total assets as determined in accordance with GAAP;

(g)          shall cause any Accounts Receivable Subsidiary to remit to the Company or a Restricted Subsidiary of the Company on a monthly basis as a distribution all available cash and Cash Equivalents not held in a collection account pledged to acquirors of accounts receivable or participation interests therein, to the extent not applied to:

(i)         pay interest or principal on the Accounts Receivable Subsidiary Notes or any Indebtedness of such Accounts Receivable Subsidiary owed to the Company;

(ii)            pay or maintain reserves for reasonable operating expenses of such Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements; or

(iii)            to finance the purchase of additional accounts receivable of the Company and its Subsidiaries; and

(h)         shall not, and shall not permit any of its Subsidiaries to, sell accounts receivable to, or enter into any other transaction with or for the benefit of, an Accounts Receivable Subsidiary:

(i)              if such Accounts Receivable Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors; or

(E)            generally is not paying its debts as they become due; or

(ii)            if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against such Accounts Receivable Subsidiary in an involuntary case;

(B)        appoints a Custodian of such Accounts Receivable Subsidiary or for all or substantially all of the property of such Accounts Receivable Subsidiary; or

(C)        orders the liquidation of such Accounts Receivable Subsidiary, and, with respect to this clause (h)(ii), the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 4.19. Dispositions of DTLLC and Non-Core Assets.

Notwithstanding the provisions of Section 4.07 and Section 4.10 of this Secured Indenture, in the event that the Indebtedness to Cash Flow Ratio of the Company would not have exceeded 6.0 to 1 on a pro forma basis after giving effect to the sale of all of the Equity Interests in or assets of DTLLC owned by the Company and its Subsidiaries, then:

(1)        the payment of any dividend or distribution consisting of Equity Interests in or assets of DTLLC, or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of DTLLC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)        the sale, conveyance or other disposition of the Equity Interests in or assets of DTLLC or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)        upon delivery of an Officers’ Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such release, DTLLC shall be discharged and released from its Guarantee and, so long as the Company designates DTLLC as an Unrestricted Subsidiary, DTLLC shall be discharged and released from all covenants and restrictions contained in this Secured Indenture, provided that no such payment, sale, conveyance or other disposition (collectively, a “Payout”) described in clauses (1) or (2) above shall be permitted if at the time of such Payout:

(a)        after giving pro forma effect to such Payout, the Company would not have been permitted under Section 4.07 of this Secured Indenture to make a Restricted Payment in an amount equal to the total (the “DTLLC Amount Due”) of:

(i)          the amount of all Investments (other than the contribution of:

(x)            title to the headquarters building of DTLLC in Inverness, Colorado and the tangible assets therein to the extent used by DTLLC as of the date of this Secured Indenture; and

(y)            patents, trademarks and copyrights applied for or granted as of the date of this Secured Indenture to the extent used by DTLLC or resulting from the business of DTLLC, in each case, to DTLLC)

made in DTLLC by the Company or its Restricted Subsidiaries since the date of this Secured Indenture (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)            the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company); minus

(iii)            $100 million; and

(b)         any contract, agreement or understanding between DTLLC and the Company or any Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, DTLLC issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated Person, all as evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee, within ten Business Days of a request by the Trustee certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the members of the Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, DTLLC may seek to have a Person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company or its Restricted Subsidiaries such that after taxes, such amount is greater than or equal to the DTLLC Amount Due or the portion of the DTLLC Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; provided that such payment shall be treated for purposes of this Section 4.19 as a cash return on the Investments made in DTLLC; and provided further that for all purposes under this Secured Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of Section 4.07 of this Secured Indenture. To the extent that the DTLLC Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another Person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such DTLLC Amount Due or portion thereof, as the case may be.

Notwithstanding the provisions of Section 4.07 and Section 4.10 of this Secured Indenture:

(1)         the payment of any dividend or distribution consisting of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets or the sale, conveyance or other disposition of Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute a Restricted Payment;

(2)        the sale, conveyance or other disposition of the Equity Interests in or assets of any Non-Core Asset or the proceeds of a sale, conveyance or other disposition of such Equity Interests or assets shall not constitute an Asset Sale; and

(3)        upon delivery of an Officers’ Certificate to the Trustee evidencing satisfaction of the conditions to such release and a written request to the Trustee requesting such a release, any such Non-Core Asset that is a Guarantor shall be discharged and released from its Guarantee and, so long as the Company designates such Non-Core Asset as an Unrestricted Subsidiary, such Non-Core Asset shall be released from all covenants and restrictions contained in this Secured Indenture;

provided that no Payout of any Non-Core Asset shall be permitted such as described in clauses (1) and (2) above if at the time of such Payout:

(a)        after giving pro forma effect to such Payout, the Company would not have been permitted under Section 4.07 of this Secured Indenture to make a Restricted Payment in an amount equal to the total (the “Non-Core Asset Amount Due”) of:

(i)            the amount of all Investments made in such Non-Core Asset by the Company or its Restricted Subsidiaries since the Issue Date (which, in the case of Investments in exchange for assets, shall be valued at the fair market value of each such asset at the time each such Investment was made); minus

(ii)            the amount of the after-tax value of all cash returns on such Investments paid to the Company or its Wholly Owned Restricted Subsidiaries (or, in the case of a non-Wholly Owned Restricted Subsidiary, the pro rata portion thereof attributable to the Company); minus

(iii)            $100 million in the aggregate for all such Payouts and $25 million for any single such Payout; and

(b)        any contract, agreement or understanding between or relating to a Non-Core Asset and the Company or a Restricted Subsidiary of the Company and any loan or advance to or guarantee with, or for the benefit of, a Restricted Subsidiary which is a Non-Core Asset issued or made by the Company or one of its Restricted Subsidiaries, is on terms that are less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiaries with an unrelated Person, all as evidenced by a resolution of the Board of Directors as set forth in an Officers’ Certificate delivered within ten Business Days of a request by the Trustee, certifying that each such contract, agreement, understanding, loan, advance and guarantee has been approved by a majority of the Board of Directors.

If at the time of such Payout, the condition set forth in clause (a) of the proviso of the preceding sentence cannot be satisfied, such Restricted Subsidiary which is a Non-Core Asset may seek to have a Person other than the Company or one of its Restricted Subsidiaries pay in cash an amount to the Company such that, after taxes, such amount is greater than or equal to the Non-Core Asset Amount Due or the portion of the Non-Core Asset Amount Due which would not have been permitted to be made as a Restricted Payment by the Company; provided that such payment shall be treated for purposes of this Section 4.19 as a cash return on the Investments made in a Non-Core Asset and provided further that for all purposes under this Secured Indenture, such payment shall not be included in any calculation under clauses (iii)(A) through (iii)(E) of the first paragraph of Section 4.07 of this Secured Indenture. To the extent that the Non-Core Asset Amount Due or any portion thereof would have been permitted to be made as a Restricted Payment by the Company and was not paid by another Person as permitted by the preceding sentence, the Company shall be deemed to have made a Restricted Payment in the amount of such Non-Core Asset Amount Due or portion thereof, as the case may be.

Promptly after any Payout pursuant to the terms of this Section 4.19, within ten Business Days of a request by the Trustee, the Company shall deliver an Officers’ Certificate to the Trustee setting forth the Investments made by the Company or its Restricted Subsidiaries in a Non-Core Asset, as the case may be, and certifying that the requirements of this Section 4.19 have been satisfied in connection with the making of such Payout.

Notwithstanding anything contained in this Section 4.19 to the contrary, any disposition of DTLLC or Non-Core Assets permitted pursuant to the DDBS Notes Indentures shall also be permitted pursuant to this Secured Indenture and shall not be considered a “Restricted Payment” or “Asset Sale” for purposes of this Secured Indenture.

SECTION 4.20. Payments for Consent.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Secured Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Secured Indenture or the Secured Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Secured Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21. Termination or Suspension of Certain Covenants Under Certain Conditions.

If, on any date following the Issue Date, a series of the Secured Notes receive an Investment Grade rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing (a “Fall Away Event”) then, beginning on that date and continuing at all times thereafter regardless of any subsequent changes in the rating of such series of the Secured Notes, the provisions of the Indenture contained in Sections 3.08, 4.07, 4.08, 4.09, 4.10, 4.11, 4.15, 4.16, 4.17, 4.18 and 4.19 and clause (d) under Section 5.01 of this Secured Indenture (collectively, the “Fall Away Covenants”) will no longer be applicable to such series of the Secured Notes.

In addition to the foregoing, during any period in which a series of the Secured Notes have an Investment Grade rating from one of the Rating Agencies and no Default or Event of Default has occurred and is continuing, the Fall Away Covenants will not apply to such series of the Secured Notes.

Upon the termination or suspension of the Fall Away Covenants under either of the two preceding paragraphs, the amount of Excess Proceeds for purposes of Section 3.08 of this Secured Indenture shall be set at zero.

SECTION 4.22. Non-Impairment of Security Interest.

Subject to the rights of the holders of Permitted Liens that are existing on the Issue Date or incurred after the Issue Date, the Company will not, and will not permit any of its Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission could reasonably be expected to have the result of materially impairing the Lien with respect to the Collateral, other than the Foreign Collateral, in favor of the holders of Obligations; provided that this Section 4.22 shall not prohibit the release of Guarantors pursuant to Section 12.05 hereof or the release of Collateral pursuant to Section 4.10, Section 4.17 or Article 10 hereof.

SECTION 4.23. After-Acquired Collateral; Further Assurances.

(a)            Subject to certain limitations and exceptions as set forth in the Security Agreement, if the Company or any Guarantor creates any additional security interest upon any property or asset to secure any Additional Secured Obligations or which are of a type constituting Collateral under any Security Document (excluding, for the avoidance of doubt, any Excluded Assets or assets not required to be Collateral pursuant to the Indenture or the Security Documents but including assets of the Issuer or a Guarantor that become Collateral subsequent to the issue date of the Notes as a result of such asset ceasing to be Excluded Assets), it must concurrently grant a first-priority security interest (subject to Permitted Liens) upon such property as security for the Indebtedness and Obligations under the Secured Notes. In addition, if granting a security interest in such property requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the first-priority security interest for the benefit of the Collateral Agent. If such third party does not consent to the granting of the first-priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. The Company will not be required to pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any third party for or as an inducement to obtain the consent of the third party. With respect to any real property Collateral acquired by the Company or any Guarantor after the Issue Date, the Company or such Guarantor shall deliver to the Collateral Agent the items described in Section 3.4 of the Security Agreement, in each case, in the time periods specified therein.

(b)         The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, and that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Company will reasonably promptly secure the obligations under this Secured Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents as may be reasonably required.

SECTION 4.24. Information Regarding Collateral.

(a)            The Company will furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Organizational Identification Number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in the Collateral.

(b)         Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 hereof, the Company shall deliver to the Trustee a certificate of a financial officer of the Company setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior annual financial statements.

ARTICLE 5

SUCCESSORS

SECTION 5.01. Merger, Consolidation, or Sale of Assets of the Company.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a)            the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) assumes all the obligations of the Company under this Secured Indenture and the Secured Notes pursuant to a supplemental indenture to this Secured Indenture in form reasonably satisfactory to the Trustee and (ii) delivers any Opinion of Counsel and/or Officers’ Certificate in connection therewith as may be required by this Secured Indenture, including pursuant to Sections 9.06 and 11.04, in form reasonably satisfactory to the Trustee;

(c)            immediately after such transaction no Default or Event of Default exists; and

(d)         the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made

(i)            will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of the Company immediately preceding the transaction; and

(ii)            would, at the time of such transaction after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 of this Secured Indenture.

Notwithstanding the foregoing, the Company may merge with another Person if

(a)         the Company is the surviving Person;

(b)         the consideration issued or paid by the Company in such merger consists solely of Equity Interests (other than Disqualified Stock) of the Company or Equity Interests of DISH Network; and

(c)         immediately after giving effect to such merger (determined on a pro forma basis), the Company’s Indebtedness to Cash Flow Ratio either (i) does not exceed 8.0 to 1 or (ii) does not exceed the Company’s Indebtedness to Cash Flow Ratio immediately prior to such merger.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 of this Secured Indenture, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Secured Indenture and the provisions of the Security Agreement referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Secured Indenture and under the Security Agreement with the same effect as if such successor Person has been named as the Company, herein.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default”:

(a)            default for 30 days in the payment when due of interest on the Secured Notes;

(b)            default in the payment when due of principal of the Secured Notes at maturity, upon repurchase, redemption or otherwise;

(c)            failure to comply with the provisions of Section 4.10, Section 4.11, Section 4.15 or Section 4.17 of this Secured Indenture;

(d)            default under Section 4.07 or Section 4.09 of this Secured Indenture, which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Secured Indenture;

(e)         failure by the Company for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount then outstanding of the Secured Notes to comply with any of its other agreements in this Secured Indenture or the Secured Notes;

(f)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due of principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)        default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

(h)         failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)            DISH Network, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DISH Network, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of DISH Network, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of DISH Network, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of DISH Network or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)          any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Secured Notes; and

(l)            in each case with respect to any Collateral having a fair market value in excess of $250 million individually or in the aggregate, any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this Secured Indenture and the applicable Security Documents or by reason of the termination of this Secured Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the holders of at least 25% of the outstanding principal amount of the Secured Notes.

SECTION 6.02. Acceleration.

If an Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 of this Secured Indenture with respect to the Company or any Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Secured Notes of either series by written notice to the Company and the Trustee, may declare all the Secured Notes of such series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) of Section 6.01 of this Secured Indenture with respect to the Company or any Guarantor, all outstanding Secured Notes shall become and be immediately due and payable without further action or notice. Holders of such Secured Notes may not enforce this Secured Indenture or the Secured Notes except as provided in this Secured Indenture. The Trustee may withhold from Holders of the Secured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest. The Holders of a majority in aggregate principal amount of the then outstanding Secured Notes of a series by written notice to the Trustee may on behalf of all of the Holders of such series rescind an acceleration and its consequences for such series of Secured Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium of such series that has become due solely because of the acceleration) have been cured or waived.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or its Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Secured Notes pursuant to Section 3.07 of this Secured Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law.

All powers of the Trustee under this Secured Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Secured Notes of each series or to enforce the performance of any provision of the Secured Notes of each series and this Secured Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Secured Notes of either series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Secured Note of either series in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Secured Notes of either series then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Secured Notes of such series waive an existing Default or Event of Default and its consequences for such series under this Secured Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Secured Notes of such series. Upon any such waiver, such Default shall cease to exist for such series, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Secured Indenture for such series; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Holders of a majority in principal amount of the then outstanding Secured Notes of each series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Secured Indenture that may be unduly prejudicial to the rights of other Holders of Secured Notes of such series or that may involve the Trustee in personal liability, it being expressly understood that the Trustee shall not have an affirmative duty to ascertain whether such action is prejudicial.

SECTION 6.06. Limitation on Suits.

A Holder of a Secured Note of a series may pursue a remedy with respect to this Secured Indenture or the Secured Notes of such series only if:

(a)            the Holder of a Secured Note gives to the Trustee written notice of a continuing Event of Default;

(b)            the Holders of at least 25% in principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(c)            such Holder of a Secured Note or Holders of Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)         the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)            during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with the request.

A Holder of a Secured Note of a series may not use this Secured Indenture to prejudice the rights of another Holder of a Secured Note of such serires or to obtain a preference or priority over another Holder of a Secured Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of Holders of Secured Notes to Receive Payment.

Notwithstanding any other provision of this Secured Indenture, the right of any Holder of a Secured Note to receive payment of principal, premium, if any, and interest on the Secured Note, on or after the respective due dates expressed in the Secured Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Secured Note.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) of this Secured Indenture occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Secured Notes of either series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Secured Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Secured Notes), the Company’s creditors or the Company’s property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Secured Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Secured Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Secured Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Secured Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Secured Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Secured Note any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or the rights of any Holder of a Secured Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Secured Note in any such proceeding.

SECTION 6.10. Priorities.

Subject to the terms of the Security Documents, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of this Secured Indenture, including payment of all compensation, expenses (including attorneys’ fees and expenses) and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Secured Notes for amounts due and unpaid on the Secured Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Secured Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Secured Notes.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Secured Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee or against the Collateral Agent for any action taken or omitted to be taken by it as a Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Secured Note pursuant to Section 6.07 of this Secured Indenture, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a)         If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Secured Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)         Except during the continuance of an Event of Default:

(i)       the duties of the Trustee shall be determined solely by the express provisions of this Secured Indenture and the Trustee need perform only those duties that are specifically set forth in this Secured Indenture and no others, and no implied covenants or obligations shall be read into this Secured Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Secured Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Secured Indenture.

(c)         The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraph (a) of this Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 of this Secured Indenture.

(d)        Whether or not therein expressly so provided, every provision of this Secured Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)        No provision of this Secured Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Secured Indenture at the request of any Holder of Secured Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

(f)         The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

(a)        The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)        The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Secured Indenture, unless the Trustee’s conduct constitutes willful misconduct or negligence.

(e)        Unless otherwise specifically provided in this Secured Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Secured Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, claims, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)            Except with respect to Section 4.01 of this Secured Indenture, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 6.01(a) and 6.01(b) of this Secured Indenture or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

(h)            Delivery of documents and information to the Trustee under Section 4.03 of this Secured Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to conclusively rely on Officers’ Certificates.

(i)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Secured Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Secured Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of this Secured Indenture.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Secured Indenture or the Secured Notes, it shall not be accountable for the Company’s use of the proceeds from the Secured Notes or any money paid to the Company or upon the Company’s direction under any provision of this Secured Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Secured Notes or any other document in connection with the sale of the Secured Notes or pursuant to this Secured Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Secured Notes of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Secured Note of either series, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Secured Notes of such series.

SECTION 7.06. Reports by Trustee to Holders of the Secured Notes.

Within 60 days after each May 15th beginning with the May 15th following the date of this Secured Indenture, the Trustee shall mail to the Holders of the Secured Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to the Holders of Secured Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Secured Notes are listed. The Company shall promptly notify the Trustee in writing when any Secured Notes are listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee from time to time such compensation as agreed in writing for its acceptance of this Secured Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee against any and all losses, claims, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Secured Indenture, including enforcement of this Section 7.07, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim (whether asserted by the Company, a Holder, or any other Person) for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except only to the extent the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Secured Indenture.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Secured Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) of this Secured Indenture occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

(a)            the Trustee fails to comply with Section 7.10 of this Secured Indenture;

(b)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)            the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

(d)            a Custodian or public officer takes charge of the Trustee or its property; or

(e)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Secured Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

If the Trustee after written request by any Holder of a Secured Note who has been a Holder of a Secured Note for at least six months fails to comply with Section 7.10 of this Secured Indenture, such Holder of a Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Secured Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 of this Secured Indenture. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 of this Secured Indenture shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another organization or entity, the successor organization or entity, as the case may be, without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Authorization of Security Documents.

By their acceptance of the Secured Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver the Security Documents and any other document purporting to create a security interest in favor of the Trustee or the Collateral Agent, as applicable, for the benefit of the Holders of the Secured Notes, including any Security Documents executed after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Security Documents or any other document purporting to create a security interest in favor of the Trustee and/or the Collateral Agent for their benefit and the benefit of the Holders of the Secured Notes, each shall have all of the rights, immunities, indemnities and other protections granted to it under this Secured Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate delivered to the Trustee, at any time, with respect to the Secured Notes, elect to have either Section 8.02 or 8.03 of this Secured Indenture be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of this Secured Indenture of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Secured Notes of a series on the date the conditions set forth below are satisfied with respect to such series (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Secured Notes of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 of this Secured Indenture and the other Sections of this Secured Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Secured Notes and this Secured Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Secured Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Secured Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company’s obligations with respect to such Secured Notes of such series under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 of this Secured Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 of this Secured Indenture with respect to the Secured Notes of such series.

SECTION 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of this Secured Indenture of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 3.08, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.18, 4.19 and 5.01 of this Secured Indenture with respect to the outstanding Secured Notes of a series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”) with respect to such series, and the Secured Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Secured Notes of such series shall not be deemed outstanding for GAAP). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Secured Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) of this Secured Indenture, but, except as specified above, the remainder of this Secured Indenture and such Secured Notes of such series shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of this Secured Indenture of the option applicable to this Section 8.03, Sections 6.01(c) through 6.01(h), Section 6.01(k) and Section 6.01(l) of this Secured Indenture shall not constitute Events of Default.

SECTION 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or Section 8.03 of this Secured Indenture to the outstanding Secured Notes of a series:

(a)            The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Secured Indenture who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Secured Notes of such series, (i) cash in U.S. Dollars, (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Secured Notes of such series on the stated maturity or on the applicable redemption date, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Secured Notes of such series;

(b)            In the case of an election under Section 8.02 of this Secured Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)            In the case of an election under Section 8.03 of this Secured Indenture, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)            No Default or Event of Default with respect to the Secured Notes of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(i) or 6.01(j) of this Secured Indenture is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)            Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Secured Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)              The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 of this Secured Indenture was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any of the other creditors of the Company or others; and

(g)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.02 of this Secured Indenture or the Covenant Defeasance under Section 8.03 of this Secured Indenture (as the case may be) have been complied with as contemplated by this Section 8.04.

SECTION 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 of this Secured Indenture, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 of this Secured Indenture in respect of the outstanding Secured Notes of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Secured Notes and this Secured Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Secured Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 of this Secured Indenture or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 8.04 of this Secured Indenture which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) of this Secured Indenture), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Secured Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Secured Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.02 or 8.03 of this Secured Indenture, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Secured Indenture and the Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 of this Secured Indenture until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 of this Secured Indenture, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Secured Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. Without Consent of Holders of Secured Notes.

Notwithstanding Section 9.02 of this Secured Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Secured Indenture, the Secured Notes of either series, the Guarantees or the Security Documents without the consent of any Holder of a Secured Note of such series:

(a)            to cure any ambiguity, defect or inconsistency;

(b)           to provide for uncertificated Secured Notes of such series or Guarantees in addition to or in place of certificated Secured Notes of such series or Guarantees;

(c)            to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the Secured Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11;

(d)            to add Guarantees or Collateral;

(e)            to release Guarantees or release Collateral from the Liens of this Secured Indenture and the Security Documents when permitted or required by the Security Documents or this Secured Indenture;

(f)            to secure any Additional Secured Obligations under the Security Documents; or

(g)         to make any change that would provide any additional rights or benefits to the Holders of the Secured Notes or that does not adversely affect the legal rights hereunder of any Holder of the Secured Notes.

Upon the written request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the board of directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 9.06 of this Secured Indenture, the Trustee and the Collateral Agent shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture or any such amendment to the Security Agreement authorized or permitted by the terms of this Secured Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture or any such amendment to the Security Agreement which affects its own rights, duties or immunities under this Secured Indenture or otherwise.

SECTION 9.02. With Consent of Holders of Secured Notes.

Except as provided below, the Company, the Guarantors, the Trustee and the Collateral Agent may amend or supplement this Secured Indenture, the Secured Notes of either series, the Guarantees, the Security Agreement or any amended or supplemental indenture, with the written consent of the Holders of at least a majority in aggregate principal amount of the Secured Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes of such series), and any existing Default and its consequences or compliance with any provision of this Secured Indenture, the Secured Notes of such series, the Guarantees or the Security Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Secured Notes of such series (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes of such series). Notwithstanding the foregoing, (a) Sections 3.08, 4.10, 4.15 and 4.17 of this Secured Indenture (including, in each case, the related definitions) as such covenants apply to the Secured Notes of such series or release of all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Secured Indenture or the Security Documents, may not be amended or waived, and a new intercreditor agreement having the effect of releasing all or substantially all of the Collateral may not be entered into, in each case, without the written consent of at least 66-2/3% in principal amount of the Secured Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Secured Notes of such series) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any Secured Notes held by a non-consenting Holder of Secured Notes):

(a)            reduce the aggregate principal amount of Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(b)            reduce the principal of or change the fixed maturity of any Secured Note or alter the provisions with respect to the redemption of the Secured Notes;

(c)            reduce the rate of or change the time for payment of interest on any Secured Note;

(d)            waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Secured Notes (except a rescission of acceleration of the Secured Notes of a series by the Holders of at least a majority in aggregate principal amount of the then outstanding Secured Notes of such series and a waiver of the payment default that resulted from such acceleration);

(e)            make any Secured Note payable in money other than that stated in the Secured Notes;

(f)          make any change in the provisions of this Secured Indenture relating to waivers of past Defaults or the rights of Holders of Secured Notes to receive payments of principal of or interest on the Secured Notes;

(g)            waive a redemption payment or mandatory redemption with respect to any Secured Note; or

(h)            make any change in the foregoing amendment and waiver provisions.

Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and a resolution of the board of directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 of this Secured Indenture, the Trustee and the Collateral Agent shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture or any such amendment to the Security Agreement unless such amended or supplemental indenture or other amendment adversely affects the Trustee’s own rights, duties or immunities under this Secured Indenture or otherwise, in which case the Trustee may in its reasonable judgment, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Secured Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 of this Secured Indenture, the Holders of a majority in aggregate principal amount of the Secured Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Secured Indenture or the Secured Notes.

SECTION 9.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Secured Indenture and the Secured Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Secured Note is a continuing consent by the Holder of a Secured Note and every subsequent Holder of a Secured Note or portion of a Secured Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Secured Note. However, any such Holder of a Secured Note or subsequent Holder of a Secured Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Secured Note.

The Company may fix a record date for determining which Holders of the Secured Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Secured Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 of this Secured Indenture or (ii) such other date as the Company shall designate.

SECTION 9.05. Notation on or Exchange of Secured Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Secured Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Secured Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Secured Indenture or any other amendment authorized pursuant to this Article 9, the Trustee and the Collateral Agent shall receive, and shall be fully protected in conclusively relying upon, (i) an Officers’ Certificate stating that the execution of such amended or supplemental indenture or any such amendment to the Security Agreement is authorized or permitted by this Secured Indenture and that such amendment or supplement is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and (ii) an Opinion of Counsel stating that the execution of such amendment or supplement indenture is authorized or permitted by this Secured Indenture and that such amendment or supplement is the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms. The Trustee and the Collateral Agent shall enter into any amended or supplemental indenture or other amendment authorized pursuant to this Article 9 if such amendment or supplement does not adversely affect the rights, duties or immunities of the Trustee or the Collateral Agent. If it does, the Trustee or the Collateral Agent, as applicable, may but is not obligated to sign it.

ARTICLE 10

COLLATERAL AND SECURITY

SECTION 10.01. Collateral and Security Documents.

(a)            On and at all times after the Issue Date, the due and punctual payment of the principal of and interest on the Secured Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Secured Notes and performance of all other Obligations of the Company and the Guarantors to the secured parties under this Secured Indenture, the Secured Notes, the Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

(b)            The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the secured parties pursuant to the terms of the Security Documents and that the Lien of the Security Documents in respect of the secured parties is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

(c)              Each Holder, by accepting a Secured Note, irrevocably consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and this Secured Indenture and the Security Documents and authorizes and directs the Collateral Agent to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.

(d)            To the extent required by the Security Documents or upon reasonable request of the Collateral Agent (which request the Collateral Agent shall not be obligated to make) the Company shall deliver to the Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Agent the security interest in the Collateral (other than the Foreign Collateral) contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Secured Indenture and of the Secured Notes secured hereby, according to the intent and purposes herein expressed.

(e)              The Company shall, and shall cause the Guarantors to, take any and all actions and make all filings (including the filing of UCC financing statements, continuation statements and amendments thereto) reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors to the secured parties under this Secured Indenture, the Secured Notes, the Guarantees, and the Security Documents, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (other than the Foreign Collateral), subject to the terms of the Security Documents, in favor of the Collateral Agent for the benefit of the secured parties subject to no Liens other than Permitted Liens.

(f)            The Company shall, and shall cause each of the Restricted Subsidiaries to (i) at all times maintain, preserve and protect all property material to the conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted); and (ii) from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order to carry out the business carried on by the Issuer in all material respects.

SECTION 10.02. Recordings and Opinions.

(a)         The Company shall not be required to comply with TIA § 314. The Company shall deliver to the Trustee and Collateral Agent, within 75 calendar days following the end of each fiscal year, an Officers’ Certificate to the effect that all releases and withdrawals during such fiscal year were made in the ordinary course of business and not prohibited by this Secured Indenture.

(b)         Any release of Collateral permitted by Section 10.03 hereof will be deemed not to impair the Liens under this Secured Indenture and the Security Documents in contravention thereof.

SECTION 10.03. Release of Collateral.

(a)         Collateral may be released from the Liens and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and this Secured Indenture. The Company and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Secured Notes and the Liens and security interest shall be automatically released under this Secured Indenture and the Security Documents, and the Trustee shall take all actions to release or effectuate the release of and shall release, or instruct the Collateral Agent to re-lease, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances, automatically and without the need for any further action by any Person:

(i)          in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances, subject to the satisfaction of certain conditions set forth in this Secured Indenture or the Security Documents;

(ii)         in whole, as to all property subject to such Liens, upon:

(1)            payment in full of the principal and unpaid interest and premium on each series of the Secured Notes and all other obligations under the Secured Indenture, each series of Secured Notes, Guarantees and Security Documents; or

(2)            Legal Defeasance or Covenant Defeasance pursuant to Article 8 hereof;

(iii)        in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by the Company or any Restricted Subsidiary in a transaction permitted pursuant to this Secured Indenture at the time of such sale, transfer or disposition, to the extent of the interest sold, transferred or disposed of or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Secured Indenture, concurrently with the release of such Guarantee;

(iv)            in part, as to any property with the consent of the Trustee (provided that any vote of the Holders of the Secured Notes that is required under Section 9.02 of this Secured Indenture has been obtained); or

(v)            in part, in the event that (i)(A) a satellite suffers a total loss or a constructive total loss, (B) insurance proceeds are paid pursuant to such total loss or constructive total loss, and (C) the title of such satellite is required to be transferred to such insurer pursuant to the terms of the insurance policy pursuant to which such insurance proceeds are paid, in each case to the extent the terms of the insurance policy covering (and pursuant to which insurance proceeds are paid) such satellite require the transfer of title of such satellite, the insurance proceeds from the total loss or the constructive total loss of such satellite were received by the Company or the applicable Guarantor, such proceeds constitute Collateral and are applied in accordance with the terms of the Security Agreement, to the extent required to be so applied;

(vi)            as to assets that become Excluded Property.

(b)          In the event that any Lien is to be released pursuant to Section 10.03(a), and the Company requests the Collateral Agent to furnish a written disclaimer, release, quitclaim or any other necessary or proper instrument of termination, satisfaction or release of any interest in such property under this Secured Indenture and the Security Documents, upon receipt of an Officers’ Certificate to the effect that such release complies with Section 10.03 and specifying the provision in Section 10.03 pursuant to which such release is being made, the Trustee shall, or shall cause the Collateral Agent to, execute, acknowledge and deliver to the Company such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company may reasonably request and as necessary to effect such release, provided that all documents, if any, required by the TIA must be delivered by the Company or the applicable Guarantor to the Trustee.

SECTION 10.04. Suits To Protect the Collateral.

Subject to the provisions of Article 7 hereof and the Security Documents, the Trustee, without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it determines in order to:

(a)            enforce any of the terms of the Security Documents to which the Collateral Agent is a party; and

(b)            collect and receive any and all amounts payable in respect of the Obligations hereunder.

Subject to the provisions of the Security Documents, the Trustee and the Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine necessary to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Secured Indenture, and such suits and proceedings as the Trustee may determine necessary to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 10.04 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Collateral Agent.

SECTION 10.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Secured Indenture.

SECTION 10.06. Purchaser Protected.

In no event shall any purchaser in good faith or other transferee of any property or rights purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 10 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 10.07. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 10; and if the Trustee shall be in the possession of the Collateral under any provision of this Secured Indenture, then such powers may be exercised by the Trustee.

SECTION 10.08. Release Upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee (a) an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest on, the Secured Notes and all other Obligations under this Secured Indenture, the Secured Notes, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article 8 hereof, and (b) an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such notice by the Trustee have been satisfied, the Trustee shall deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article 8 hereof), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 10.09. Collateral Agent.

(a)            Each of the Holders by acceptance of the Secured Notes hereby designates and appoints the Collateral Agent as its agent under this Secured Indenture and the Security Documents and the Trustee and each of the Holders by acceptance of the Secured Notes hereby irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Secured Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Secured Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Collateral Agent agrees to act as such on the express conditions contained in this Section 10.09. The provisions of this Section 10.09 are solely for the benefit of the Collateral Agent and none of the Trustee, any of the Holders nor any of the Grantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 10.03 hereof. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provision of this Secured Indenture and the Security Documents, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Secured Indenture and the Security Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Secured Indenture and the Security Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Secured Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)            The Collateral Agent may perform any of its duties under this Secured Indenture and the Security Documents by or through receivers, agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon such advice of counsel. The Collateral Agent shall not be responsible for the negligence or willful misconduct of any receiver, agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct and in good faith.

(c)            None of the Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Secured Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence, fraud or willful misconduct), or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Grantor or Affiliate of any Grantor, or any Officer or Related Person thereof, contained in this Secured Indenture or the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Secured Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Secured Indenture or the Security Documents, or for any failure of any Grantor or any other party to this Secured Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Collateral Agent or any of its Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Secured Indenture or the Security Documents or to inspect the properties, books, or records of any Grantor or any Grantor’s Affiliates.

(d)            The Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Grantor), independent accountants and other experts and advisors selected by the Collateral Agent. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Secured Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Secured Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense including attorneys’ fees and expenses which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Secured Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)            The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Company referring to this Secured Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 hereof or the Holders of a majority in aggregate principal amount of the Secured Notes (subject to this Section 10.09).

(f)            The Collateral Agent and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Grantor and its Affiliates as though it was not the Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Collateral Agent or its respective Affiliates may receive information regarding any Grantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of any such Grantor or such Affiliate) and acknowledge that the Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Collateral Agent to advance funds.

(g)            The Collateral Agent may resign at any time by notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. If the Collateral Agent resigns under this Secured Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Collateral Agent (as stated in the notice of resignation), the Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld), a successor collateral agent. If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Collateral Agent shall be entitled to petition a court of competent jurisdiction at the expense of the Company for appointment of a successor collateral agent. In addition, upon at least 30 days’ prior written notice to the Trustee and the Collateral Agent, the Company, at its sole discretion following consultation with the Trustee and the Collateral Agent, may replace the Collateral Agent and appoint a successor collateral agent, such replacement to be effective upon the acceptance of a successor agent to its appointment as Collateral Agent. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent, and the term “Collateral Agent” shall mean such successor collateral agent, and the retiring Collateral Agent’s appointment, powers and duties as the Collateral Agent shall be terminated. After the retiring Collateral Agent’s resignation or replacement hereunder, the provisions of this Section 10.09 (and Section 7.07 hereof) shall continue to inure to its benefit and the retiring Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Secured Indenture.

(h)            The Grantors hereby appoint U.S. Bank National Association, to initially act as Collateral Agent and shall be authorized to appoint co Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Person shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

(i)            The Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) bind the Holders on the terms as set forth in the Security Documents, (iii) perform and observe its obligations under the Security Documents and (iv) at the request of the Company, enter into any additional documentation necessary or advisable in connection with the issuance of any Indebtedness permitted pursuant to Section 4.09 hereof, including any secured Indebtedness.

(j)            The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Collateral Agent to, unless specifically requested to do so by the Holders of a majority in aggregate principal amount of the Secured Notes, take or cause to be taken any action to enforce its rights under this Secured Indenture or the Security Documents or against any Grantor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k)            The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Secured Indenture any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Secured Notes or as otherwise provided in the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(l)            If the Company (i) incurs any Indebtedness secured by the Collateral at any time when no intercreditor agreement is in effect or at any time when Indebtedness secured by the Collateral is entitled to the benefit of an existing intercreditor agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement for the benefit of a designated agent or representative for the holders of the Indebtedness secured by the Collateral so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that in each case (i) such intercreditor agreement is consistent with the Security Agreement and no less favorable to the Notes Secured Parties than the terms set forth in the Security Agreement or (ii) if such intercreditor agreement is inconsistent with the Security Agreement or less favorable to the Notes Secured Parties than the terms set forth in the Security Agreement, the Collateral Agent shall enter into such intercreditor agreement only with such consent of the Holders as may be required by Section 9.02 hereof.

(m)            No provision of this Secured Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) until it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Secured Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)            The Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts and, (ii) shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Company (and money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law. The grant of permissive rights or powers to the Collateral Agent shall not be construed to impose duties to act.

(o)            Neither the Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Collateral Agent nor the Trustee shall be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)            The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Secured Indenture and the Security Documents. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Secured Indenture, the Security Documents or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Secured Indenture or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien there-in; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Secured Indenture and the Security Documents. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Secured Indenture and the Security Documents, or the satisfaction of any conditions precedent contained in this Secured Indenture and any Security Documents. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Secured Indenture and the Security Documents unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Secured Indenture, the Security Documents or any certificate, report, statement, or other document referred to or provided for therein.

(q)            The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Secured Indenture and the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Secured Indenture and the Security Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral.

(r)            Upon the receipt by the Collateral Agent of a written request of the Company signed by two Officers (a “Security Document Order”), the Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document. Such Security Document Order shall (i) state that it is being delivered to the Collateral Agent pursuant to, and is a Security Document Order referred to in, this Section 10.09(r), and (ii) instruct the Collateral Agent to execute and enter into such Security Document. Any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Collateral Agent of an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Secured Notes, hereby authorize and direct the Collateral Agent to execute such Security Documents.

(s)            Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Secured Notes, agrees that the Collateral Agent shall execute and deliver the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Secured Indenture, or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes or the Trustee, as applicable.

(t)            After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Secured Indenture.

(u)           The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the Security Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of this Secured Indenture.

(v)       In each case that Collateral Agent may or is required hereunder or under the Security Documents to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under the Security Documents, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Secured Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)         Notwithstanding anything to the contrary in this Secured Indenture or the Security Documents, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Secured Indenture or the Security Documents (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)       Before the Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, it may require an Officers’ Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 13.04 hereof. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)            Notwithstanding anything to the contrary contained herein, the Collateral Agent shall act pursuant to the instructions of the secured parties solely with respect to the Security Documents and the Collateral.

SECTION 10.10. Permitted Ordinary Course Activities With Respect to Collateral.

(a)            So long as no Default or Event of Default under this Secured Indenture would result therefrom (and so long as the activities below otherwise do not violate the provisions set forth in Article 4 or Article 10), the Company and the Guarantors may, without any release or consent by the Trustee or the Collateral Agent, conduct ordinary course activities with respect to Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Secured Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of this Secured Indenture or any of the Security Documents which it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vii) selling, collecting, liquidating, factoring or otherwise disposing of accounts receivable in the ordinary course of business; (viii) making cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Secured Indenture and the Security Documents; and (ix) abandoning any intellectual property which is no longer used or useful in the Company’s or the applicable Restricted Subsidiary’s business.

(b)            The Company and the Guarantors shall not be required to comply with the requirement to deliver certificates pursuant to Section 10.03(b) in respect of the release of Collateral or Liens as described in paragraph (a) of this Section (to the extent such release may be effected without action on the part of the Trustee); provided that the Company shall deliver to the Collateral Agent, within 60 calendar days following the end of each six-month period beginning on January 1 and July 1 of any year, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in respect of which no release or consent of the Trustee or the Collateral Agent was obtained were in the ordinary course of the Company’s and the Guarantors’ business and were not prohibited by this Secured Indenture.

ARTICLE 11

SUBORDINATION

SECTION 11.01. Subordination with Respect to the Intercompany Loan.

(a)            Each Holder, by accepting a Secured Note, acknowledges and agrees that the Indebtedness represented by the Secured Notes and the payment of the principal of (and interest on) the Secured Notes are expressly made subordinate to and subject in right of payment to the existing unsecured debt securities of the Company, including the then outstanding DDBS Notes and any future series of unsecured debt securities of the Company (unless the instrument governing such obligations including any such debt securities expressly provides otherwise) (the “Senior Debt”), with respect to the asset of the Company represented by the Intercompany Loan and any collateral pledged as security therefor.

(b)            In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, related to the Company or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, pursuant to this Article 11 the holders of the Company’s Senior Debt shall be entitled to receive any proceeds in respect of the Intercompany Loan that may otherwise be deliverable or payable to the Holders in respect of the Secured Notes.

(c)            In the event that, notwithstanding the foregoing, the Trustee, the Collateral Agent or the Holder of any Secured Note shall have received any payment or distribution in respect of the Intercompany Loan, before all such other obligations in respect of the Senior Debt are satisfied, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the unpaid obligations described above, to the extent necessary to satisfy such obligations in respect of the Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the creditors in respect of such obligations in respect of the Senior Debt.

ARTICLE 12

GUARANTEES

SECTION 12.01. Guarantee.

Each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Secured Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Secured Indenture, the Secured Notes or the Obligations of the Company hereunder or thereunder, that:

(a)            the principal of and interest on the Secured Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Secured Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)            in case of any extension of time of payment or renewal of any Secured Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Secured Notes or this Secured Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Secured Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice (except that the Trustee shall provide at least ten days’ prior written notice to the Company on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby. Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of such Guarantor and each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Secured Notes to the benefits of this Secured Indenture, the Secured Notes or the Guarantees.

Nothing in this Section SECTION 12.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07 of this Secured Indenture. Nothing contained in this SECTION 12.01 or elsewhere in this Secured Indenture, the Secured Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Secured Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Secured Notes in accordance with their terms and the terms of the Guarantee and this Secured Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Secured Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 12.02. Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section SECTION 12.01 of this Secured Indenture, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B shall be endorsed by an officer of such Guarantor on each Secured Note authenticated and delivered by the Trustee and that this Secured Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents and attested to by an Officer. Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section SECTION 12.01 of this Secured Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Secured Note a notation of such Guarantee. If an officer or Officer whose signature is on this Secured Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Secured Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless. The delivery of any Secured Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Secured Indenture on behalf of the Guarantors.

SECTION 12.03. Merger, Consolidation or Sale of Assets of Guarantors.

Subject to SECTION 12.05 of this Secured Indenture, a Guarantor may not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person other than the Company or a Guarantor unless:

(a)            such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)            the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor under this Secured Indenture and the Secured Notes pursuant to a supplemental secured indenture to this Secured Indenture in form reasonably satisfactory to the Trustee; and

(c)            immediately after such transaction no Default or Event of Default exists.

Nothing contained in this Secured Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Except as set forth in Articles 4 and 5, nothing contained in this Secured Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Restricted Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Restricted Subsidiary of the Company.

SECTION 12.04. Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in clauses (a) through (c) of SECTION 12.03 of this Secured Indenture, and upon the assumption by the successor corporation, by supplemental secured indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions of this Secured Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Secured Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Secured Indenture as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

SECTION 12.05. Releases from Guarantees.

If pursuant to any direct or indirect sale of assets (including, if applicable, all of the capital stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise the assets sold include all or substantially all of the assets of any Guarantor or all of the capital stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee or SECTION 12.03 and SECTION 12.04 of this Secured Indenture, as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.10 of this Secured Indenture. In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee or SECTION 12.03 and SECTION 12.04 of this Secured Indenture, as the case may be (1) if such Guarantor is dissolved or liquidated in accordance with the provisions of this Secured Indenture; (2) if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Secured Indenture; (3) without limiting the generality of the foregoing, in the case of any Guarantor which constitutes a Non-Core Asset, upon the sale or other disposition of any Equity Interest of such Guarantor which constitutes a Non-Core Asset; or (4) the Company exercises its option to effect Legal Defeasance or Covenant Defeasance as described under Section 8.01 (except with respect to the guarantee of any amounts due to the Trustee) or if the Company’s obligations under this Secured Indenture are discharged in accordance with the terms of this Secured Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Secured Indenture, including without limitation Section 4.10 or 4.20 and SECTION 13.04 of this Secured Indenture if applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee. Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Secured Notes and for the other obligations of such Guarantor under this Secured Indenture as provided in this ARTICLE 12.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

If any provision of this Secured Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.02. Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Company or any Guarantor:

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Telecopier No.: (303) 723-1699
Attention: General Counsel

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Telecopier No.: (212) 558-3588
Attention: Scott D. Miller

If to the Trustee:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

Telecopier No.: (651) 466-7430
Attention: DISH DBS Corp Administrator

If to the Collateral Agent:

U.S. Bank National Association
60 Livingston Avenue
St. Paul, Minnesota 55107

 Telecopier No.: (651) 466-7430
Attention: DISH DBS Corp Administrator

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Secured Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder of a Secured Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Secured Note or any defect in it shall not affect its sufficiency with respect to other Holders of Secured Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders of Secured Notes, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. Communication by Holders of Secured Notes with Other Holders of Secured Notes.

Holders of the Secured Notes may communicate pursuant to TIA Section 312(b) with other Holders of Secured Notes with respect to their rights under this Secured Indenture or the Secured Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Secured Indenture, the Company shall furnish to the Trustee:

(a)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Secured Indenture relating to the proposed action have been satisfied; and

(b)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Secured Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Secured Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07.  No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under the Secured Notes, the Guarantees, this Secured Indenture or the Security Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Secured Notes by accepting a Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Secured Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 13.08.  Governing Law.

The internal law of the State of New York shall govern and be used to construe this Secured Indenture, the Secured Notes and the Guarantees.

SECTION 13.09.  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of DISH Network, the Company or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Secured Indenture.

SECTION 13.10.  Successors.

All agreements of the Company and the Guarantors in this Secured Indenture and the Secured Notes and the Guarantees shall bind the successors of the Company and the Guarantors, respectively. All agreements of the Trustee in this Secured Indenture shall bind its successor.

SECTION 13.11.  Severability.

In case any provision in this Secured Indenture or in the Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.  Counterpart Originals and Electronic Execution.

The parties may sign any number of copies of this Secured Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Secured Indenture and of signature pages by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) transmission shall constitute effective execution and delivery of this Secured Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Secured Indenture or in any other certificate, agreement or document related to this Secured Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign) and such signatures shall be deemed to be original signatures for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 13.13.  Table of Contents, Headings, Etc.

The Table of Contents and Headings of the Articles and Sections of this Secured Indenture have been inserted for convenience of reference only, are not to be considered a part of this Secured Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Secured Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 13.15.  Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, pandemics, epidemics, recognized public emergencies, quarantine restrictions, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.16.  Direction by Holders to Enter into Security Documents.

By accepting a Secured Note, each Holder is deemed to have authorized and directed the Trustee and the Collateral Agent, as applicable, to enter into the Security Documents.

SECTION 13.17.  Collateral Agent.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to and shall be enforceable by the Collateral Agent as well as each agent, custodian or other Person employed by either of them hereunder.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Secured Indenture to be duly executed as of the day and year first above written.

DISH DBS CORPORATION, a Colorado corporation

By:	/s/ Paul W. Orban
	Name:	Paul W. Orban
	Title:	Executive Vice President and Chief Financial Officer

DISH NETWORK L.L.C.
DISH OPERATING L.L.C. ECHOSPHERE L.L.C. DISH NETWORK SERVICE L.L.C.
DISH BROADCASTING CORPORATION
DISH TECHNOLOGIES L.L.C.
SLING TV HOLDING L.L.C. as Guarantors

By:	/s/ Paul W. Orban
	Name:	Paul W. Orban
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Benjamin J. Krueger
	Name:	Benjamin J. Krueger
	Title:	Vice President

EXHIBIT A-1

[Face of 2026 Secured Note]

--------------------------------------------------------------------------------

5.25% Senior Secured Note due 2026

Cert. No.
CUSIP No.

DISH DBS Corporation promises to pay to __________________ or its registered assigns the principal sum of _____________________ Dollars on December 1, 2026.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2022.

Record Dates: May 15 and November 15 (whether or not a Business Day).

Reference is made to the further provisions of this 2026 Secured Note contained in the reverse side of this 2026 Secured Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2026 Secured Note to be duly executed.

Dated:

DISH DBS CORPORATION

By:
Title:

By:
Title:

(SEAL)

This is one of the 2026 Secured Notes referred to in
the within-mentioned Secured Indenture:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Dated:

A-I-1

(Back of 2026 Secured Note)

Capitalized terms used herein have the meanings assigned to them in the Secured Indenture (as defined below) unless otherwise indicated.

(1)            Interest. DISH DBS Corporation, a Colorado corporation (the “Company”) promises to pay interest on the principal amount of this 2026 Secured Note at the rate and in the manner specified below. Interest on this 2026 Secured Note will accrue at the rate of 5.25% per annum, payable semi-annually in arrears in cash on June 1 and December 1 of each year, commencing June 1, 2022, or if any such day is not a Business Day on the next succeeding Business Day (each an “Interest Payment Date”) to the Holder of record of this 2026 Secured Note at the close of business on the immediately preceding May 15 and November 15, respectively, whether or not a Business Day. Interest on this 2026 Secured Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this 2026 Secured Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on this 2026 Secured Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

(2)            Method of Payment. The Company will pay interest on the 2026 Secured Notes (except defaulted interest) to the Persons who are registered Holders of 2026 Secured Notes at the close of business on the record date next preceding the Interest Payment Date, even if such 2026 Secured Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this 2026 Secured Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The 2026 Secured Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of 2026 Secured Notes at their respective addresses set forth in the register of Holders of 2026 Secured Notes. Unless otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

(3)            Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a 2026 Secured Note. The Company may act in any such capacity.

(4)            Secured Indenture. The Company issued the 2026 Secured Notes under a Secured Indenture, dated as of November 26, 2021 (the “Secured Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the 2026 Secured Notes include those stated in the Secured Indenture and those made part of the Secured Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Secured Indenture. The 2026 Secured Notes are subject to all such terms, and Holders of 2026 Secured Notes are referred to the Secured Indenture and such act for a statement of such terms. The terms of the Secured Indenture shall govern any inconsistencies between the Secured Indenture and the 2026 Secured Notes. The 2026 Secured Notes are secured obligations of the Company.

A-I-2

(5)            Optional Redemption. Except as provided below, the 2026 Secured Notes are not redeemable at the option of the Company prior to their stated maturity.

The 2026 Secured Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, prior to June 1, 2026 (the date that is six months prior to the maturity of the 2026 Secured Notes) (the “Par Call Date”), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such 2026 Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the Make-Whole Premium. At any time on or after Par Call Date, the Company may redeem the 2026 Secured Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such 2026 Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date.

Notwithstanding the foregoing, at any time prior to December 1, 2024, the Company may redeem up to 35% of the aggregate principal amount of the 2026 Secured Notes outstanding at a redemption price equal to 105.250% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that: (a) at least 65% in aggregate of the originally issued principal amount of the 2026 Secured Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Secured Indenture.

In addition, at any time and from time to time during the 36-month period following the Issue Date, the Company may redeem up to 10% of the aggregate principal amount of the 2026 Secured Notes (including any additional notes issued under the Secured Indenture which are fungible with 2026 Secured Notes) during each twelve-month period commencing with the Issue Date, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(6)            Repurchase at Option of Holder. Upon the occurrence of a Change of Control Event, the Company will be required to offer to repurchase from each Holder of 2026 Secured Notes on the Change of Control Payment Date all or any part of outstanding 2026 Secured Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of 2026 Secured Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such 2026 Secured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

A-I-3

When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 (Asset Sales) or Section 3.08 (Offer to Purchase by Application of Excess Proceeds) of the Secured Indenture exceeds $100.0 million, the Company will be required to offer to purchase the maximum principal amount of 2026 Secured Notes that may be purchased out of such Excess Proceeds at an offer price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the 2026 Secured Notes (including, for the avoidance of doubt, the DDBS Notes) to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Secured Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the 2026 Secured Notes) with such proceeds. If the aggregate principal amount of 2026 Secured Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the 2026 Secured Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of 2026 Secured Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such 2026 Secured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(7)            Notice of Redemption. Notice of redemption shall be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose 2026 Secured Notes are to be redeemed at its registered address. 2026 Secured Notes may be redeemed in part but only if equal to $2,000 in principal amount or in whole multiples of $1,000 in excess thereof, unless all of the 2026 Secured Notes held by a Holder of 2026 Secured Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on 2026 Secured Notes or portions of them called for redemption unless the Company fails to redeem such 2026 Secured Notes or such portions thereof.

(8)            Denominations, Transfer, Exchange. The 2026 Secured Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2026 Secured Notes may be registered and 2026 Secured Notes may be exchanged as provided in the Secured Indenture. The Registrar and the Trustee may require a Holder of a 2026 Secured Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Secured Indenture. The Registrar need not exchange or register the transfer of any 2026 Secured Note or portion of a 2026 Secured Note selected for redemption. Also, it need not exchange or register the transfer of any 2026 Secured Notes for a period of 15 days before the mailing of a notice of redemption of 2026 Secured Notes to be redeemed.

(9)            Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this 2026 Secured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this 2026 Secured Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this 2026 Secured Note and for all other purposes whatsoever, whether or not this 2026 Secured Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a 2026 Secured Note shall be treated as its owner for all purposes.

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(10)          Amendments, Supplement and Waivers. Subject to certain exceptions, the Secured Indenture or 2026 Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2026 Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the 2026 Secured Notes), and any existing default or compliance with any provision of the Secured Indenture or the 2026 Secured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2026 Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the 2026 Secured Notes). Notwithstanding the foregoing, (a) Sections 3.08 (Offer to Purchase by Application of Excess Proceeds), 4.10 (Asset Sales), 4.15 (Offer to Purchase Upon Change in Control) and 4.17 (Taking and Destruction) of the Secured Indenture (including, in each case, the related definitions) and the release of all or substantially all of the Collateral from Liens of the Security Documents otherwise than in accordance with the terms of the Secured Indenture or the Security Documents may not be amended or waived, in each case in respect of the 2026 Secured Notes, without the written consent of at least 66 2/3% in principal amount of the 2026 Secured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2026 Secured Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2026 Secured Notes held by a non-consenting Holder of 2026 Secured Notes) (i) reduce the aggregate principal amount of 2026 Secured Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any 2026 Secured Note or alter the provisions with respect to the redemption of the 2026 Secured Notes; (iii) reduce the rate of or change the time for payment of interest on any 2026 Secured Note; (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the 2026 Secured Notes (except a rescission of acceleration of the 2026 Secured Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding 2026 Secured Notes and a waiver of the payment default that resulted from such acceleration); (v) make any 2026 Secured Note payable in money other than that stated in the 2026 Secured Notes; (vi) make any change in the provisions of the Secured Indenture relating to waivers of past Defaults or the rights of Holders of 2026 Secured Notes to receive payments of principal of or interest on the 2026 Secured Notes; (vii) waive a redemption payment or mandatory redemption with respect to any 2026 Secured Note; or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a 2026 Secured Note, the Secured Indenture or the 2026 Secured Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated 2026 Secured Notes or Guarantees in addition to or in place of certificated 2026 Secured Notes or Guarantees; (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the 2026 Secured Notes in case of a merger or consolidation; (iv) to add Guarantees or Collateral; (v) to release Guarantees or release Collateral from the Liens of the Secured Indenture and the Security Documents when permitted or required by the Security Documents or the Secured Indenture; (vi) to secure any Additional Secured Obligations under the Security Documents; or (vii) to make any change that would provide any additional rights or benefits to the Holders of the 2026 Secured Notes or that does not adversely affect the legal rights under the Secured Indenture of any such Holder.

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(11)          Defaults and Remedies. Each of the following constitutes an Event of Default:

(a)            default for 30 days in the payment when due of interest on the 2026 Secured Notes;

(b)           default in payment when due of principal of the 2026 Secured Notes at maturity, upon repurchase, redemption or otherwise;

(c)            failure to comply with the provisions described under Section 4.10 (Asset Sales), Section 4.11 (Limitation on Transactions with Affiliates), Section 4.15 (Offer to Purchase Upon Change in Control) or Section 4.17 (Taking and Destruction) of the Secured Indenture;

(d)            default under the provisions described under Section 4.07 (Limitation on Restricted Payments) or Section 4.09 (Limitation on Incurrence of Indebtedness) of the Secured Indenture which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Secured Indenture;

(e)            failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding 2026 Secured Notes to comply with any of its other agreements in the Secured Indenture or the 2026 Secured Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due of principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

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(h)            failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)             DISH Network, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)             a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DISH Network, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of DISH Network, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of DISH Network, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of DISH Network or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)            any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

(l)             in each case with respect to any Collateral having a fair market value in excess of $250 million individually or in the aggregate, any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the Secured Indenture and the applicable Security Documents or by reason of the termination of the Secured Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the holders of at least 25% of the outstanding principal amount of the 2026 Secured Notes.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2026 Secured Notes may declare all the 2026 Secured Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the 2026 Secured Notes contained in the Secured Indenture or the 2026 Secured Notes, an amount of premium that would have been applicable pursuant to the 2026 Secured Notes or as set forth in the Secured Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in (i) or (j) above, all outstanding 2026 Secured Notes shall become and be immediately due and payable without further action or notice. Holders of the 2026 Secured Notes may not enforce the Indenture or the 2026 Secured Notes except as provided in the Secured Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2026 Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2026 Secured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

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The Holders of a majority in aggregate principal amount of the then outstanding 2026 Secured Notes, by notice to the Trustee, may on behalf of the holders of all of the 2026 Secured Notes waive any existing Default or Event of Default and its consequences under the Secured Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the 2026 Secured Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Secured Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Secured Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)          Trustee Dealings with Company. The Trustee under the Secured Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee, or resign.

(13)          No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under this 2026 Secured Note or the Secured Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2026 Secured Notes by accepting a 2026 Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2026 Secured Notes.

(14)          Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

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(15)          Authentication. This 2026 Secured Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(16)          Abbreviations. Customary abbreviations may be used in the name of a Holder of a 2026 Secured Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)          CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2026 Secured Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2026 Secured Notes. No representation is made as to the accuracy of such numbers either as printed on the 2026 Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

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The Company will furnish to any Holder of a 2026 Secured Note upon written request and without charge a copy of the Secured Indenture. Request may be made to:

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: General Counsel

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ASSIGNMENT FORM

To assign this 2026 Secured Note, fill in the form below:

(I) or (we) assign and transfer this 2026 Secured Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint ______________ agent to transfer this 2026 Secured Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________

Your Signature:
(Sign exactly as your name
appears on the face of this 2026
Secured Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2026 Secured Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Secured Indenture check the appropriate box:

☐ Section 3.08	☐ Section 4.15

If you want to have only part of the 2026 Secured Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Secured Indenture, state the amount you elect to have purchased:

$

Date:_____________

Your Signature:
(Sign exactly as your name
appears on the face of this 2026
Secured Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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[ATTACHMENT FOR GLOBAL SECURED NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURED NOTE

The following exchanges of a part of this Global Secured Note for an interest in another Global Secured Note or for a Definitive Secured Note, or exchanges of a part of another Global Secured Note or Definitive Secured Note for an interest in this Global Secured Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR SECURED NOTE CUSTODIAN

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EXHIBIT A-2

[Face of 2028 Secured Note]

--------------------------------------------------------------------------------

5.75% Senior Secured Note due 2028

Cert. No.
CUSIP No.

DISH DBS Corporation promises to pay to __________________ or its registered assigns the principal sum of _____________________ Dollars on December 1, 2028.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2022.

Record Dates: May 15 and November 15 (whether or not a Business Day).

Reference is made to the further provisions of this 2028 Secured Note contained in the reverse side of this 2028 Secured Note, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2028 Secured Note to be duly executed.

Dated:

DISH DBS CORPORATION

By:
Title:

By:
Title:

(SEAL)

This is one of the 2028 Secured Notes referred to in
the within-mentioned Secured Indenture:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

Dated:

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(Back of 2028 Secured Note)

Capitalized terms used herein have the meanings assigned to them in the Secured Indenture (as defined below) unless otherwise indicated.

(1)            Interest. DISH DBS Corporation, a Colorado corporation (the “Company”) promises to pay interest on the principal amount of this 2028 Secured Note at the rate and in the manner specified below. Interest on this 2028 Secured Note will accrue at the rate of 5.75% per annum, payable semi-annually in arrears in cash on June 1 and December 1 of each year, commencing June 1, 2022, or if any such day is not a Business Day on the next succeeding Business Day (each an “Interest Payment Date”) to the Holder of record of this 2028 Secured Note at the close of business on the immediately preceding May 15 and November 15, respectively, whether or not a Business Day. Interest on this 2028 Secured Note will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this 2028 Secured Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on this 2028 Secured Note; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

(2)            Method of Payment. The Company will pay interest on the 2028 Secured Notes (except defaulted interest) to the Persons who are registered Holders of 2028 Secured Notes at the close of business on the record date next preceding the Interest Payment Date, even if such 2028 Secured Notes are canceled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this 2028 Secured Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The 2028 Secured Notes will be payable both as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of 2028 Secured Notes at their respective addresses set forth in the register of Holders of 2028 Secured Notes. Unless otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

(3)            Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a 2028 Secured Note. The Company may act in any such capacity.

(4)            Secured Indenture. The Company issued the 2028 Secured Notes under a Secured Indenture, dated as of November 26, 2021 (the “Secured Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the 2028 Secured Notes include those stated in the Secured Indenture and those made part of the Secured Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Secured Indenture. The 2028 Secured Notes are subject to all such terms, and Holders of 2028 Secured Notes are referred to the Secured Indenture and such act for a statement of such terms. The terms of the Secured Indenture shall govern any inconsistencies between the Secured Indenture and the 2028 Secured Notes. The 2028 Secured Notes are secured obligations of the Company.

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(5)          Optional Redemption. Except as provided below, the 2028 Secured Notes are not redeemable at the option of the Company prior to their stated maturity.

The 2028 Secured Notes will be subject to redemption at the option of the Company, at any time in whole, or from time to time in part, prior to December 1, 2027 (the date that is twelve months prior to the maturity of the 2028 Secured Notes) (the “Par Call Date”), upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such 2028 Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date plus the Make-Whole Premium. At any time on or after Par Call Date, the Company may redeem the 2028 Secured Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of such 2028 Secured Notes plus accrued and unpaid interest, if any, to the applicable redemption date.

Notwithstanding the foregoing, at any time prior to December 1, 2024, the Company may redeem up to 35% of the aggregate principal amount of the 2028 Secured Notes outstanding at a redemption price equal to 105.750% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to such redemption date, with the net cash proceeds of any capital contributions or one or more public or private sales (including sales to DISH Network, regardless of whether DISH Network obtained such funds from an offering of Equity Interests or Indebtedness of DISH Network or otherwise) of Equity Interests (other than Disqualified Stock) of the Company (other than proceeds from a sale to any Subsidiary of the Company or any employee benefit plan in which the Company or any of its Subsidiaries participates); provided that: (a) at least 65% in aggregate of the originally issued principal amount of the 2028 Secured Notes remains outstanding immediately after the occurrence of such redemption; and (b) the sale of such Equity Interests is made in compliance with the terms of the Secured Indenture.

In addition, at any time and from time to time during the 36-month period following the Issue Date, the Company may redeem up to 10% of the aggregate principal amount of the 2028 Secured Notes (including any additional notes issued under the Secured Indenture which are fungible with 2028 Secured Notes) during each twelve-month period commencing with the Issue Date, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price of 103% of the aggregate principal amount thereof plus accrued and unpaid interest and additional interest, if any, to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(6)          Repurchase at Option of Holder. Upon the occurrence of a Change of Control Event, the Company will be required to offer to repurchase from each Holder of 2028 Secured Notes on the Change of Control Payment Date all or any part of outstanding 2028 Secured Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. Holders of 2028 Secured Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such 2028 Secured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

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When the cumulative amount of Excess Proceeds that have not been applied in accordance with Section 4.10 (Asset Sales) or Section 3.08 (Offer to Purchase by Application of Excess Proceeds) of the Secured Indenture exceeds $100.0 million, the Company will be required to offer to purchase the maximum principal amount of 2028 Secured Notes that may be purchased out of such Excess Proceeds at an offer price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the date of purchase. To the extent the Company or a Restricted Subsidiary is required under the terms of Indebtedness of the Company or such Restricted Subsidiary which is ranked equally with the 2028 Secured Notes (including, for the avoidance of doubt, the DDBS Notes) to make an offer to purchase such other Indebtedness with any proceeds which constitute Excess Proceeds under the Secured Indenture, the Company shall make a pro rata offer to the holders of all other pari passu Indebtedness (including the 2028 Secured Notes) with such proceeds. If the aggregate principal amount of 2028 Secured Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the 2028 Secured Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of 2028 Secured Notes that are subject to an offer to purchase will receive an Excess Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such 2028 Secured Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” appearing below.

(7)          Notice of Redemption. Notice of redemption shall be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose 2028 Secured Notes are to be redeemed at its registered address. 2028 Secured Notes may be redeemed in part but only if equal to $2,000 in principal amount or in whole multiples of $1,000 in excess thereof, unless all of the 2028 Secured Notes held by a Holder of 2028 Secured Notes are to be redeemed. On and after the redemption date, interest ceases to accrue on 2028 Secured Notes or portions of them called for redemption unless the Company fails to redeem such 2028 Secured Notes or such portions thereof.

(8)          Denominations, Transfer, Exchange. The 2028 Secured Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2028 Secured Notes may be registered and 2028 Secured Notes may be exchanged as provided in the Secured Indenture. The Registrar and the Trustee may require a Holder of a 2028 Secured Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Secured Indenture. The Registrar need not exchange or register the transfer of any 2028 Secured Note or portion of a 2028 Secured Note selected for redemption. Also, it need not exchange or register the transfer of any 2028 Secured Notes for a period of 15 days before the mailing of a notice of redemption of 2028 Secured Notes to be redeemed.

(9)          Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this 2028 Secured Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this 2028 Secured Note is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this 2028 Secured Note and for all other purposes whatsoever, whether or not this 2028 Secured Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a 2028 Secured Note shall be treated as its owner for all purposes.

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(10)        Amendments, Supplement and Waivers. Subject to certain exceptions, the Secured Indenture or 2028 Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding 2028 Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the 2028 Secured Notes), and any existing default or compliance with any provision of the Secured Indenture or the 2028 Secured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding 2028 Secured Notes (including consents obtained in connection with a tender offer or exchange offer for the 2028 Secured Notes). Notwithstanding the foregoing, (a) Sections 3.08 (Offer to Purchase by Application of Excess Proceeds), 4.10 (Asset Sales), 4.15 (Offer to Purchase Upon Change in Control) and 4.17 (Taking and Destruction) of the Secured Indenture (including, in each case, the related definitions) and the release of all or substantially all of the Collateral from Liens of the Security Documents otherwise than in accordance with the terms of the Secured Indenture or the Security Documents may not be amended or waived, in each case in respect of the 2028 Secured Notes, without the written consent of at least 66 2/3% in principal amount of the 2028 Secured Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the 2028 Secured Notes) and (b) without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2028 Secured Notes held by a non-consenting Holder of 2028 Secured Notes) (i) reduce the aggregate principal amount of 2028 Secured Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any 2028 Secured Note or alter the provisions with respect to the redemption of the 2028 Secured Notes; (iii) reduce the rate of or change the time for payment of interest on any 2028 Secured Note; (iv) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the 2028 Secured Notes (except a rescission of acceleration of the 2028 Secured Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding 2028 Secured Notes and a waiver of the payment default that resulted from such acceleration); (v) make any 2028 Secured Note payable in money other than that stated in the 2028 Secured Notes; (vi) make any change in the provisions of the Secured Indenture relating to waivers of past Defaults or the rights of Holders of 2028 Secured Notes to receive payments of principal of or interest on the 2028 Secured Notes; (vii) waive a redemption payment or mandatory redemption with respect to any 2028 Secured Note; or (viii) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing, without the consent of any Holder of a 2028 Secured Note, the Secured Indenture or the 2028 Secured Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated 2028 Secured Notes or Guarantees in addition to or in place of certificated 2028 Secured Notes or Guarantees; (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders of the 2028 Secured Notes in case of a merger or consolidation; (iv) to add Guarantees or Collateral; (v) to release Guarantees or release Collateral from the Liens of the Secured Indenture and the Security Documents when permitted or required by the Security Documents or the Secured Indenture; (vi) to secure any Additional Secured Obligations under the Security Documents; or (vii) to make any change that would provide any additional rights or benefits to the Holders of the 2028 Secured Notes or that does not adversely affect the legal rights under the Secured Indenture of any such Holder.

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(11)       Defaults and Remedies. Each of the following constitutes an Event of Default:

(a)         default for 30 days in the payment when due of interest on the 2028 Secured Notes;

(b)         default in payment when due of principal of the 2028 Secured Notes at maturity, upon repurchase, redemption or otherwise;

(c)          failure to comply with the provisions described under Section 4.10 (Asset Sales), Section 4.11 (Limitation on Transactions with Affiliates), Section 4.15 (Offer to Purchase Upon Change in Control) or Section 4.17 (Taking and Destruction) of the Secured Indenture;

(d)         default under the provisions described under Section 4.07 (Limitation on Restricted Payments) or Section 4.09 (Limitation on Incurrence of Indebtedness) of the Secured Indenture which default remains uncured for 30 days, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to the Secured Indenture;

(e)          failure by the Company for 60 days after notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding 2028 Secured Notes to comply with any of its other agreements in the Secured Indenture or the 2028 Secured Notes;

(f)          default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default is caused by a failure to pay when due of principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $250 million or more;

(g)         default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided that any acceleration (other than an acceleration which is the result of a Payment Default under clause (f) above) of Indebtedness under the Outstanding Deferred Payments in aggregate principal amount not to exceed $250 million shall be deemed not to constitute an acceleration pursuant to this clause (g);

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(h)         failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $250 million, which judgments are not stayed within 60 days after their entry;

(i)          DISH Network, the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors;

(j)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against DISH Network, the Company or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of DISH Network, the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of DISH Network, the Company or any Significant Subsidiary of the Company; or (iii) orders the liquidation of DISH Network or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days;

(k)         any Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

(l)          in each case with respect to any Collateral having a fair market value in excess of $250 million individually or in the aggregate, any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by the Secured Indenture and the applicable Security Documents or by reason of the termination of this Secured Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the holders of at least 25% of the outstanding principal amount of the 2028 Secured Notes.

A-II-7

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding 2028 Secured Notes may declare all the 2028 Secured Notes to be due and payable immediately (plus, in the case of an Event of Default that is the result of an action by the Company or any of its Subsidiaries intended to avoid restrictions on or premiums related to redemptions of the 2028 Secured Notes contained in the Secured Indenture or the 2028 Secured Notes, an amount of premium that would have been applicable pursuant to the 2028 Secured Notes or as set forth in the Secured Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in (i) or (j) above, all outstanding 2028 Secured Notes shall become and be immediately due and payable without further action or notice. Holders of the 2028 Secured Notes may not enforce the Secured Indenture or the 2028 Secured Notes except as provided in the Secured Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding 2028 Secured Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2028 Secured Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

The Holders of a majority in aggregate principal amount of the then outstanding 2028 Secured Notes, by notice to the Trustee, may on behalf of the holders of all of the 2028 Secured Notes waive any existing Default or Event of Default and its consequences under the Secured Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the 2028 Secured Notes.

The Company is required to deliver to the Trustee annually a statement regarding compliance with the Secured Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Secured Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)        Trustee Dealings with Company. The Trustee under the Secured Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee, or resign.

(13)        No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Company, the Guarantors or any of their Affiliates under this 2028 Secured Note or the Secured Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the 2028 Secured Notes by accepting a 2028 Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2028 Secured Notes.

(14)        Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

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(15)        Authentication. This 2028 Secured Note shall not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(16)        Abbreviations. Customary abbreviations may be used in the name of a Holder of a 2028 Secured Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)        CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2028 Secured Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2028 Secured Notes. No representation is made as to the accuracy of such numbers either as printed on the 2028 Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

A-II-9

The Company will furnish to any Holder of a 2028 Secured Note upon written request and without charge a copy of the Secured Indenture. Request may be made to:

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112
Attention: General Counsel

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ASSIGNMENT FORM

To assign this 2028 Secured Note, fill in the form below:

(I) or (we) assign and transfer this 2028 Secured Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint ______________ agent to transfer this 2028 Secured Note on the books of the Company. The agent may substitute another to act for him.

Date:_____________

Your Signature:
(Sign exactly as your name appears on the face of this 2028 Secured Note)

Signature Guarantee: ____________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-II-11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2028 Secured Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Secured Indenture check the appropriate box:

[ ] Section 3.08                                                                        [ ] Section 4.15

If you want to have only part of the 2028 Secured Note purchased by the Company pursuant to Section 3.08 or Section 4.15 of the Secured Indenture, state the amount you elect to have purchased:

$

Date:_____________

Your Signature:
(Sign exactly as your name appears on the face of this Secured Note)

Signature Guarantee: ____________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-II-12

[ATTACHMENT FOR GLOBAL SECURED NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURED NOTE

The following exchanges of a part of this Global Secured Note for an interest in another Global Secured Note or for a Definitive Secured Note, or exchanges of a part of another Global Secured Note or Definitive Secured Note for an interest in this Global Secured Note, have been made:

DATE OF EXCHANGE	AMOUNT OF DECREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE	AMOUNT OF INCREASE IN PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE	PRINCIPAL AMOUNT OF THIS GLOBAL SECURED NOTE FOLLOWING SUCH DECREASE (OR INCREASE)	SIGNATURE OF AUTHORIZED SIGNATORY OF TRUSTEE OR SECURED NOTE CUSTODIAN

A-II-13

EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors and assigns under the Secured Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Secured Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Secured Notes, to the extent lawful, and the due and punctual performance of all other obligations of DISH DBS Corporation (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article 11 of the Secured Indenture, (ii) in case of any extension of time of payment or renewal of any Secured Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) has agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

No stockholder, officer, director or incorporator, as such, past, present or future, of [name of Guarantor] shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator. This Guarantee shall be binding upon [name of Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Secured Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual, facsimile or electronic signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

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EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Telephone No.: (651) 466-6299

Email: benjamin.krueger@usbank.com

Re: 5.25% Senior Secured Notes due 2026 and 5.75% Senior Secured Notes due 2028

Reference is hereby made to the Secured Indenture, dated as of November 26, 2021 (the “Secured Indenture”), among DISH DBS Corporation, as issuer (the “Company”), the Guarantors named therein, U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Secured Indenture.

________________ (the “Transferor”) owns and proposes to transfer the [2026 Secured Note[s]][2028 Secured Note[s]] or interest in such [2026 Secured Note[s]][2028 Secured Note[s]] specified in Annex A hereto, in the principal amount of $____ in such [2026 Secured Note[s]][2028 Secured Note[s]]o or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.	[ ]	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL SECURED NOTE OR A DEFINITIVE SECURED NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Secured Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Secured Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable “Blue Sky” securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Secured Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Secured Note and/or the Definitive Secured Note and in the Secured Indenture and the Securities Act.

C-1

2.	[ ]	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL SECURED NOTE OR A DEFINITIVE SECURED NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Secured Indenture, the transferred beneficial interest or Definitive Secured Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Secured Note and/or the Definitive Secured Note and in the Secured Indenture and the Securities Act.

3.	[ ]	CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE SECURED NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Secured Notes and Restricted Definitive Secured Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	[ ]	such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)	[ ]	or such Transfer is being effected to the Company or a subsidiary thereof;

or

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(c)	[ ]	such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.	[ ]	CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURED NOTE OR OF AN UNRESTRICTED DEFINITIVE SECURED NOTE.

(a)	[ ]	CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Secured Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Secured Indenture, the transferred beneficial interest or Definitive Secured Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Secured Notes, on Restricted Definitive Secured Notes and in the Secured Indenture.

(b)	[ ]	CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Secured Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Secured Indenture, the transferred beneficial interest or Definitive Secured Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Secured Notes, on Restricted Definitive Secured Notes and in the Secured Indenture.

(c)	[ ]	CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Secured Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Secured Indenture, the transferred beneficial interest or Definitive Secured Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Secured Notes or Restricted Definitive Secured Notes and in the Secured Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:_________________

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ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	[ ]	a beneficial interest in the:

		(i)	[ ]	144A Global Secured Note (CUSIP ___________), or

		(ii)	[ ]	Regulation S Global Secured Note (CUSIP ___________), or

	(b)	[ ]	a Restricted Definitive Secured Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	[ ]	a beneficial interest in the:

		(i)	[ ]	144A Global Secured Note (CUSIP ___________), or

		(ii)	[ ]	Regulation S Global Secured Note (CUSIP ___________), or

		(iii)	[ ]	Unrestricted Global Secured Note (CUSIP ___________), or

	(b)	[ ]	a Restricted Definitive Secured Note; or

	(c)	[ ]	an Unrestricted Definitive Secured Note, in accordance with the terms of the Secured Indenture.

C-5

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

DISH DBS Corporation
9601 South Meridian Boulevard
Englewood, Colorado 80112

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Telephone No.: (651) 466-6299

Email: benjamin.krueger@usbank.com

Re: 5.25% Senior Secured Notes due 2026 and 5.75% Senior Secured Notes due 2028

(CUSIP ___________)

Reference is hereby made to the Secured Indenture, dated as of November 26, 2021 (the “Indenture”), among DISH DBS Corporation, as issuer (the “Company”), the Guarantors named therein, U.S. Bank National Association, as trustee and as collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Secured Indenture.

_______________ (the “Owner”) owns and proposes to exchange the [2026 Secured Note[s]][2028 Secured Note[s]] or interest in such [2026 Secured Note[s]][2028 Secured Note[s]] specified herein, in the principal amount of $________ in such [2026 Secured Note[s]][2028 Secured Note[s]] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            EXCHANGE OF RESTRICTED DEFINITIVE SECURED NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURED NOTE FOR UNRESTRICTED DEFINITIVE SECURED NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL SECURED NOTE.

(a)            [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Secured Note for a beneficial interest in an Unrestricted Global Secured Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Secured Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Secured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

D-1

(b)            [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURED NOTE TO UNRESTRICTED DEFINITIVE SECUREDNOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Secured Note for an Unrestricted Definitive Secured Note, the Owner hereby certifies (i) the Definitive Secured Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Secured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Secured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)            [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURED NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURED NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Secured Note for a beneficial interest in an Unrestricted Global Secured Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Secured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)            [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURED NOTE TO UNRESTRICTED DEFINITIVE SECURED NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Secured Note for an Unrestricted Definitive Secured Note, the Owner hereby certifies (i) the Unrestricted Definitive Secured Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Secured Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Secured Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Secured Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            EXCHANGE OF RESTRICTED DEFINITIVE SECURED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURED NOTES FOR RESTRICTED DEFINITIVE SECURED NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL SECURED NOTES.

(a)            [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURED NOTE TO RESTRICTED DEFINITIVE SECURED NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Secured Note for a Restricted Definitive Secured Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Secured Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Secured Indenture, the Restricted Definitive Secured Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Secured Note and in the Secured Indenture and the Securities Act.

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(b)            [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE SECURED NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURED NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Secured Note for a beneficial interest in the [CHECK ONE] _ 144A Global Secured Note, _ Regulation S Global Secured Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Secured Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Secured Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Secured Note and in the Secured Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:_________________

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